                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                 the Securities Exchange Act of 1934, as amended


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to Section 240.14a-12


                             POLYMER SOLUTIONS, INC.

                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]    No fee required

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

       (1)     Title of each class of securities to which transaction applies:__

       (2)     Aggregate number of securities to which transaction applies:__

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):__

       (4)     Proposed maximum aggregate value of transaction:  $6,264,250
                                                                 ----------

       (5)     Total fee paid:  $506.78
                                -------

[X]    Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)     Amount Previously Paid:

       (2)     Form, Schedule or Registration Statement No.:

       (3)     Filing Party:

       (4)     Date Filed:__

[PSI LOGO]

December 19, 2003



To the Polymer Shareholders:

         On behalf of the board of directors of Polymer Solutions, Inc., I cordially invite you to attend our special meeting of shareholders to be held at the XChange Conference Center, 888 Dunsmuir Street, 2nd Floor, Vancouver, British Columbia, Canada V6C 3K4 on Wednesday, January 28, 2004 at 10:00 a.m., local time.

         We enclose the notice of the special meeting, a proxy card and proxy statement containing important information about the proposals related to the sale of substantially all of Polymer's assets, the dissolution of Polymer and the subsequent distribution to the former Polymer shareholders and optionholders of the assets available for distribution following such dissolution. Please read these materials carefully.

         We urge you to attend our special meeting. Your participation in the affairs of Polymer Solutions is important.

         Whether in person or by proxy, it is important that your shares be represented at our special meeting. To ensure your participation, regardless of whether you plan to attend in person, please complete, sign, date and return the enclosed proxy card promptly or otherwise vote by using the toll-free number or visiting the website listed on the proxy card.

         We look forward to seeing you at the special meeting.


                                                  Sincerely,

                                                  /s/ Gordon Ellis
                                                  ------------------------------
                                                  Gordon Ellis
                                                  Chairman of the Board


--------------------------------------------------------------------------------
       1569 Dempsey Rd., N. Vancouver, BC V7K 1S8 o Phone: (604) 683-3473
                              o Fax (604) 904-4105
                        web-site: www.polysolutions.com

                             POLYMER SOLUTIONS, INC.
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To be Held on January 28, 2004

                                  ------------


         Notice is hereby given that a Special Meeting of Shareholders (the "Meeting") of Polymer Solutions, Inc., a Nevada corporation ("Polymer"), will be held on Wednesday January 28, 2004 at 10:00 a.m., local time, at the XChange Conference Centre, 888 Dunsmuir Street, 2nd Floor, Vancouver, British Columbia, Canada V6C 3K4 for the following purposes:

         1. To vote on a proposal to approve the Disposition Agreement (the "Disposition Agreement"), dated as of October 29, 2003, by and among Polymer, AMT Environmental Products Inc. ("AMTEP"), Alternative Materials Technology ("AMT"), PSI Acquisitions Corp. ("PAC") and Chemcraft Holdings Corporation ("Chemcraft"), and the transactions contemplated thereby, pursuant to which AMTEP, an indirect wholly owned subsidiary of Polymer, has agreed to sell to Chemcraft all of the outstanding capital stock of AMT, a wholly owned subsidiary of AMTEP, which owns substantially all of Polymer's operating assets (the "Disposition").

         2. To vote on a proposal to approve and authorize the dissolution of Polymer and the subsequent distribution to the former Polymer shareholders and optionholders of the assets available for distribution following such dissolution (the "Dissolution").

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The foregoing items of business are more fully described in the proxy statement accompanying this notice.

         The board of directors has fixed the close of business on December 16, 2003 as the record date for the determination of shareholders entitled to vote at this special meeting. Only shareholders of record at the close of business on December 16, 2003 are entitled to notice of and to vote at the Meeting and any adjournment thereof. This proxy statement and the form of proxy were first sent to our shareholders on or about December 19, 2003.

         All shareholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the Meeting, you are urged to submit your proxy. You may do so by mail, over the Internet or by telephone, in each case by following the instructions on the attached proxy. Any shareholder attending the Meeting may vote in person even if the shareholder has previously submitted a proxy.

         As described in the accompanying proxy statement, we will not undertake either proposal unless both of the proposals are approved. The board of directors approves the above matters and has determined that each is in the best interests of our shareholders. After careful consideration, Polymer's board of directors recommends that you vote in favour of the proposals presented to you for approval.



                                         By Order of the Board of Directors

                                         /s/ Gordon Ellis
                                         ---------------------------------------
                                         Gordon Ellis
                                         Chairman of the Board

1569 Dempsey Road
North Vancouver, British Columbia
Canada V7K 1S8 Telephone:  604-683-3473

December 19, 2003

WHERE TO FIND ADDITIONAL INFORMATION

         In addition to this notice and proxy statement to be filed with the Securities and Exchange Commission (the "SEC") by Polymer and mailed to the shareholders of Polymer in connection with the proposed transactions, Polymer files annual, quarterly and current reports, proxy statements and other information with the SEC. The proxy statement and any other documents filed by Polymer with the SEC may be obtained free of charge at the SEC's website at www.sec.gov. A free copy of the proxy statement and any other documents filed by Polymer with the SEC may also be obtained from Polymer by requesting them in writing from Polymer Solutions, Inc., 312 Otterson Drive, Suite H, Chico, California 95928, Attention: Corporate Secretary. TO OBTAIN TIMELY DELIVERY, POLYMER SHAREHOLDERS MUST REQUEST THIS INFORMATION NO LATER THAN January 21, 2004. In addition, shareholders may access copies of the documents filed with the SEC by Polymer on Polymer's website at www.polysolutions.com.

         Polymer and its officers and directors may be deemed to be participants in the solicitation of proxies from Polymer's shareholders with respect to the proposed transactions. A description of the interests of the directors and executive officers of Polymer is set forth in the accompanying proxy statement for the Meeting.

         NEITHER THE SEC NOR ANY SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT OR DETERMINED IF THE PROXY STATEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS


LETTER TO THE POLYMER SHAREHOLDERS........................................................................ 1
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS................................................................. 2
QUESTIONS AND ANSWERS ABOUT THE DISPOSITION AND DISSOLUTION............................................... 5
SUMMARY................................................................................................... 6
RISK FACTORS RELATING TO THE DISPOSITION AND DISSOLUTION..................................................12
FORWARD-LOOKING STATEMENTS................................................................................13
THE COMPANIES.............................................................................................14
     POLYMER..............................................................................................14
     CHEMCRAFT............................................................................................14
THE SPECIAL MEETING.......................................................................................15
     The Special Meeting..................................................................................15
     Matters to be Considered at the Special Meeting......................................................15
     RECORD DATE AND OUTSTANDING SHARES...................................................................15
     Appointment and Revocation of Proxies................................................................15
     Quorum; Abstentions and Broker Non-Votes.............................................................16
     Voting of Proxies....................................................................................16
     VOTING BY POLYMER'S DIRECTORS AND OFFICERS...........................................................17
     VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES.........................................17
     Solicitation of Proxies..............................................................................17
     CURRENCY.............................................................................................17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............................................18
THE DISPOSITION...........................................................................................20
     BACKGROUND OF THE DISPOSITION........................................................................20
     POLYMER'S REASONS FOR THE DISPOSITION................................................................22
     RECOMMENDATION OF POLYMER'S BOARD OF DIRECTORS AND VOTE REQUIRED.....................................23
     INTERESTS OF MANAGEMENT AND DIRECTORS IN THE DISPOSITION.............................................23
     TERMS OF THE DISPOSITION  ...........................................................................23
     EXPENSES.............................................................................................29
     Regulatory Approvals.................................................................................29
     DISSENTERS' RIGHTS  .................................................................................29
THE DISSOLUTION...........................................................................................29
     GENERAL..............................................................................................29
     RECOMMENDATION OF POLYMER'S BOARD OF DIRECTORS.......................................................29
     INTERESTS OF MANAGEMENT AND DIRECTORS IN THE DISSOLUTION.............................................30
     FUNDS ANTICIPATED TO BE AVAILABLE FOR DISTRIBUTION TO
        POLYMER'S SHAREHOLDERS AND OPTIONHOLDERS..........................................................31
     PROCEDURES FOR DISTRIBUTION OF FUNDS UPON DISSOLUTION OF POLYMER.....................................32
     EXPENSES.............................................................................................33
     FEDERAL INCOME TAX CONSEQUENCES OF DISSOLUTION.......................................................33
     REGULATORY APPROVALS.................................................................................35
     DISSENTERS' RIGHTS  .................................................................................35
SHAREHOLDER PROPOSALS.....................................................................................36
OTHER MATTERS.............................................................................................36
CONTACT INFORMATION.......................................................................................36
BOARD APPROVAL............................................................................................36


           QUESTIONS AND ANSWERS ABOUT THE DISPOSITION AND DISSOLUTION

Q: WHY IS POLYMER PROPOSING TO SELL SUBSTANTIALLY ALL OF ITS ASSETS TO CHEMCRAFT AND DISSOLVE POLYMER?

A: Polymer believes that given current economic conditions, it is likely the Polymer's revenues will continue to remain flat, which could have a negative impact on the price of Polymer's common stock. As a result, Polymer believes that the Disposition and Dissolution present the best opportunity for Polymer's equity holders to obtain a return on their equity.

Q:  WHAT WILL HAPPEN TO POLYMER AS A RESULT OF THE DISPOSITION AND DISSOLUTION?

A: Following the Disposition, Polymer will no longer have any operating assets and its only asset will be cash. As a result, Polymer's board of directors has approved the Dissolution and distribution of any funds available for distribution to Polymer's shareholders and optionholders. Following the Dissolution, Polymer and its subsidiaries will cease to exist and all outstanding capital stock of Polymer and its subsidiaries will be considered to have been cancelled and will only represent a right to receive a pro rata portion of any assets available for distribution.

Q:  WHAT DO POLYMER SHAREHOLDERS NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement, each Polymer shareholder should complete and sign his or her proxy and return it in the enclosed return envelope as soon as possible so that his or her shares may be represented at the Meeting. Failing to vote in person or by proxy will have the same effect as a vote against the Disposition and the Dissolution.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE SENT A PROXY AUTHORIZATION?

A: Yes. A vote can be changed at any time before the proxy is voted at the Meeting. This can be done in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and deliver a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to Polymer Solutions, Inc., 312 Otterson Drive, Suite H, Chico, California, U.S.A. 95928, Attn:
Corporate Secretary prior to the Meeting. Third, you can attend the Meeting and vote in person.

Q: WHAT WILL HAPPEN IF ONE OF THE PROPOSALS IS NOT APPROVED?

A: Consummation of any of the proposals, even if approved, is conditioned upon approval of both of the proposals.

Q: IF MY POLYMER SHARES ARE HELD IN "STREET NAME" BY A BROKER, WILL THE BROKER VOTE THE SHARES FOR ME?

A: Your broker will vote your Polymer shares only if they are provided instructions on how to vote. Follow the directions provided by the broker regarding how to instruct the broker to vote your shares. Without instructions, the shares will not be voted.

Q: WHEN DOES POLYMER EXPECT THE DISPOSITION AND DISSOLUTION TO BE COMPLETED?

A: The parties are working to complete the Disposition and Dissolution as soon as possible. Polymer expects to complete these transactions during the first four months of 2004.

Q: DO I HAVE ANY DISSENTERS' RIGHTS IN CONNECTION WITH THE DISPOSITION OR DISSOLUTION?

A: No. Our shareholders do not have dissenters' rights in connection with the Disposition or the Dissolution.

Q: WHO CAN HELP ANSWER MY QUESTIONS?

A: If you would like additional copies of this document, or have questions about the proposals to be presented at the special meeting, you should contact:

                             Polymer Solutions, Inc.
                           312 Otterson Drive, Suite H
                         Chico, California, U.S.A. 95928
                            Attn: Investor Relations

                                     SUMMARY

         You should read the following summary together with the more detailed information appearing elsewhere in this document.


                                  THE COMPANIES

POLYMER SOLUTIONS, INC.
312 OTTERSON DRIVE, SUITE H
CHICO, CALIFORNIA, U.S.A. 95928
530-894-3585

Polymer addresses the North American coatings market by producing environmentally friendly water-based and low VOC (volatile organic compounds) solvent-based paints, wood coatings, stains, sealers, primers and top coats for wood furniture manufacturers and wood products companies. Polymer, with polymer science at its core, has developed proprietary, low-VOC products compatible with the indoor and outdoor environment for industrial and retail markets. Polymer also produces and markets water-based and low solvent-based industrial adhesives and a line of glass, metal and concrete coatings.

CHEMCRAFT HOLDINGS CORPORATION
3950 NEW WALKERTOWN ROAD,
WINSTON-SALEM, NC, 27015

Chemcraft is a North American leader in the supply of unique, high performance and environmental-friendly industrial coatings. Extensive research and development combined with the ability to deliver user-friendly, high quality, compliant materials has enabled Chemcraft to become a leader in local areas and a unique force in the global marketplace.

Since its inception in 1977, Chemcraft has grown substantially to become a leader in wood coating technology. The Wood Coatings Group is headquartered in Winston-Salem, North Carolina and Port Hope, Ontario with active plants and warehouses across USA and Canada. Chemcraft has a comprehensive North American distributor network. Chemcraft services a wide range of customers from very diverse industries and provides technical assistance and support to specialty manufacturers.

                               THE SPECIAL MEETING

         The Meeting will be held on Wednesday, January 28, 2004 at 10:00 a.m., local time, at the XChange Conference Centre, 888 Dunsmuir Street, 2nd Floor, Vancouver, British Columbia, Canada V6C 3K4. At the special meeting, Polymer's shareholders will be asked to consider and vote upon proposals to approve the Disposition Agreement and Disposition as well as the Dissolution and subsequent distribution of funds available for distribution to Polymer's former shareholders and optionholders (collectively the "Transactions").

RECORD DATE; VOTING RIGHTS AND REQUIREMENTS (SEE PAGE 15)

         Only shareholders of record at the close of business on December 16, 2003 (the "Record Date") are entitled to notice of and to vote at the Meeting. The only outstanding voting securities of Polymer are shares of common stock. Each share of common stock is entitled to one vote at the Meeting. As of the date of this proxy, 9,320,257 shares of common stock were issued and outstanding and held of record by approximately 412 shareholders. As described herein, approval of all matters that properly come before the Meeting will require the affirmative vote of a majority of the total number of issued and outstanding shares of common stock as of the Record Date and entitled to vote at the Meeting. Abstentions and broker non-votes will have the effect of a vote against such actions. Both Transactions must be approved by the shareholders in order for Polymer to consummate either one.

VOTING BY POLYMER'S DIRECTORS AND OFFICERS (SEE PAGE 17)

         As of the date of this proxy statement, 2,083,194 shares of common stock, or approximately 22% of the shares entitled to vote at the Meeting, were owned by directors and executive officers of Polymer. It is currently expected that each director and executive officer of Polymer will vote the common stock owned by him for approval of the Transactions. Moreover, at the same time the Disposition Agreement was executed, certain of Polymer's directors entered into an agreement under which they agreed to vote the common stock owned by them as to which they have exclusive voting power for approval of the Transactions.

                                 THE DISPOSITION

THE DISPOSITION AGREEMENT IS ATTACHED AS ANNEX A TO THIS PROXY STATEMENT AND IS INCORPORATED BY THIS REFERENCE INTO THIS PROXY STATEMENT. POLYMER ENCOURAGES ITS SHAREHOLDERS TO READ THE DISPOSITION AGREEMENT BECAUSE IT IS THE LEGAL DOCUMENT THAT GOVERNS THE SALE OF AMT'S SHARES TO CHEMCRAFT.

WHAT IS BEING TRANSFERRED (SEE PAGE 23)

         Polymer's wholly owned subsidiary, AMTEP, will sell all of the issued and outstanding shares of capital stock of its wholly owned subsidiary, AMT, to Chemcraft.

WHAT AMTEP WILL RECEIVE IN THE DISPOSITION (SEE PAGE 23)

         Pursuant to the Disposition Agreement, Chemcraft will pay a cash purchase price of $6,264,250, less any amounts advanced by AMT to AMTEP, Polymer or PAC prior to the closing other than for the repayment of certain intercorporate indebtedness and eligible expenses not greater than $175,000. This purchase price will be subject to a purchase price adjustment and any indemnification claims of Chemcraft, up to an aggregate amount of $750,000 (which amount will, subject to any unresolved disputes, be held in escrow for approximately 46 days).

         In addition, Chemcraft will, if necessary, provide sufficient additional capital to AMT such that AMT will be able to complete the repayment by AMT of $2,088,811 in intercorporate indebtedness owed by AMT to Polymer.

REASONS FOR THE DISPOSITION (SEE PAGE 22)

Polymer's board of directors believes that the terms of the Disposition are in the best interests of Polymer and its shareholders. Polymer's board of directors has identified various reasons as to why it believes that the Disposition presents a better alternative to Polymer's shareholders than not going forward with the transaction, including helping to provide a higher per share price than would otherwise be available.

RECOMMENDATION OF POLYMER'S BOARD OF DIRECTORS AS TO THE DISPOSITION (SEE PAGE
22)

After careful consideration, Polymer's board of directors has unanimously approved the Disposition and has unanimously adopted and approved the Disposition Agreement and unanimously recommends that you vote in favor of the approval of the Disposition and the Disposition Agreement.

INTERESTS OF MANAGEMENT, DIRECTORS AND SIGNIFICANT SHAREHOLDERS IN THE DISPOSITION (SEE PAGE 23)

Polymer's board of directors considered the following interests in approving the Disposition Agreement:

o if the Disposition takes place, it is contemplated that William Maligie, a director and the president and chief executive officer of AMT, will become subject to an employment agreement that will remain in place following the consummation of the Disposition; and

o the accumulated bonus bank balance for all participants under Polymer's 1998 Directors, Consultants and Employee Economic Value Added Incentive Compensation Method Plan of approximately $298,772 will be paid in full in cash to all participants on the closing date of the Disposition. Certain of Polymer's directors and officers, including Messrs. Maligie, Flanagan and Ellis, are participants in this plan.

CONDITIONS TO THE DISPOSITION (SEE PAGE 25)

The Disposition is subject to the satisfaction or waiver of certain conditions. These include:

o approval of the Disposition and the Disposition Agreement by Polymer's shareholders;

o AMTEP's and Chemcraft's representations and warranties set forth in the Disposition Agreement being true and correct in all material respects;

o the compliance or performance by each party of its applicable material terms, conditions and covenants under the Disposition Agreement;

o all contractual notices or consents necessary to permit the Disposition shall have been given or obtained by AMTEP;

o to the extent that any party is required to obtain any governmental authorizations to permit the Disposition, such consents shall have been obtained;

o no material legal or regulatory proceeding is pending or threatened that prohibits the Disposition;

o Mr. Maligie shall have entered into an employment agreement with AMT reasonably satisfactory to the parties;

o execution and delivery to Chemcraft by AMTEP, PAC, Polymer, Messrs. Flanagan and Ellis of non-competition agreements;

o resignation of those directors and officers of AMT as designated by Chemcraft, and the execution and delivery to AMT and Chemcraft of releases by such directors and officers;

o payment by Polymer of an aggregate of $298,772 to employees of Polymer and its subsidiaries pursuant to the EVA Plan, and related releases executed by such employees;

o completed reorganization of AMT, including the assignment to AMT of certain agreements by its affiliates and the release of guarantees made by AMT with respect to obligations of Polymer, PAC and AMTEP;

o the net income of AMT before taxes for the three fiscal quarters ended December 31, 2003 being not less than $425,000;

o    termination of the loan agreement with the Bank of America; and

o satisfactory repayment of all intercorporate indebtedness in the amount of $2,088,811 owing by AMT to Polymer.

TERMINATION OF THE DISPOSITION AGREEMENT (SEE PAGE 27)

         The Disposition Agreement will terminate on March 2, 2004 if the Disposition has not been completed. The Disposition Agreement may be earlier terminated pursuant to the following:

o    by mutual written consent of the parties to the Disposition Agreement;

o by Chemcraft if the conditions to its obligation to close set forth in the Disposition Agreement have not been satisfied or waived by Chemcraft;

o by Chemcraft upon the acceptance by Polymer, PAC, AMTEP or AMT of a proposed agreement that constitutes a "superior proposal" (as described below);

o by AMTEP if the conditions to its obligation to close set forth in the Disposition Agreement have not been satisfied or waived by AMTEP;

o by AMTEP upon the acceptance by Polymer, PAC, AMTEP or AMT of a proposed agreement that constitutes a "superior proposal," provided that the termination fee of $250,000 owing to Chemcraft as the result of such acceptance has been paid in full; or

o by Chemcraft upon written notice to AMTEP for any reason other than those described above, in which case Chemcraft is obligated to pay an aggregate fee of $200,000 to Polymer, AMTEP, PAC and AMT.

NO SOLICITATION PROVISION AND SUPERIOR PROPOSALS (SEE PAGE 27)

         The Disposition Agreement states that each of Polymer, PAC, AMTEP and AMT may, upon receipt of an opinion of legal counsel specifying they are required to do so to comply with their fiduciary duties, solicit additional information and/or other proposals related to the sale or value of each of Polymer, PAC, AMTEP and AMT during the period commencing October 29, 2003 and ending on March 2, 2004 (the "Exclusivity Period"). Each of Polymer, PAC, AMTEP and AMT have agreed that, during the Exclusivity Period, they will not enter into any agreement, arrangement or understanding regarding a "superior proposal" without providing Chemcraft with an opportunity to amend the Disposition Agreement to provide for terms at least as favourable as those contained in the third-party proposal.

         For purposes of the Disposition Agreement, a "superior proposal" means any bona fide proposal with respect to any merger, amalgamation, arrangement, take-over bid, sale of all or substantially all of the assets or similar transaction involving any of Polymer, PAC, AMTEP and AMT, other than the transaction contemplated by the Disposition Agreement, made during the Exclusivity Period, that the board of directors of Polymer determines in good faith, if consummated in accordance with its terms, would result in a transaction having a value to shareholders and optionholders of Polymer of not less than an aggregate of $8.0 million.

         If Chemcraft agrees to amend the Disposition Agreement to match or exceed the terms of the third-party proposal, each of Polymer, PAC, AMTEP or AMT agrees not to enter into the third-party proposal and will agree to the amendments to the Disposition Agreement. If Chemcraft does not agree to amend the Disposition Agreement in the manner described above, each of Polymer, PAC, AMTEP or AMT may enter into the third-party proposal and Chemcraft will be paid a fee of $250,000.

TERMINATION FEES (SEE PAGE 28)

         Polymer, Pac, AMTEP and AMT will be required to pay an aggregate termination fee of $250,000 to Chemcraft if Chemcraft terminates the Disposition Agreement due to:

o the failure of the representations and warranties of AMTEP to be true and correct in all material respects;

o the failure of the material terms, conditions and covenants applicable to Polymer, PAC, AMTEP and AMT to be complied with or performed, or

o acceptance by Polymer, PAC, AMTEP or AMT of the third-party proposal with respect to the superior proposal.

Chemcraft will be required to pay an aggregate termination fee of $200,000 to Polymer, AMTEP, PAC and AMT in the event that Chemcraft terminates the Disposition Agreement under certain circumstances.

EXPENSES (SEE PAGE 29)

         All fees and expenses relating to the Disposition Agreement will be paid by Polymer. The estimated total fees and expenses to be incurred by Polymer in connection with the Transactions are approximately $200,000, and include attorney fees, accountants fees, administration, directors fees and travel, investor relations and regulatory fees, printing and mailing expenses for this proxy statement, including any amendments or supplements, and costs related to the paying agent.

REGULATORY MATTERS (SEE PAGE 29)

         The TSX Venture Exchange (the "Exchange") has accepted the Disposition, conditioned upon the approval of Polymer's shareholders and provided that, effective November 7, 2003, Polymer is not permitted to grant any additional stock options without prior Exchange approval. Final acceptance from the Exchange must be received prior to closing of the Disposition. No other regulatory approvals, filings or consents are required to complete the Disposition.

                                 THE DISSOLUTION

GENERAL (SEE PAGE 29)

         Following consummation of the Disposition, Polymer will effectively have little or no operating assets. At such time, Polymer's only assets will be the consideration received from Chemcraft as a result of the Disposition and the funds received upon repayment by AMT of the intercorporate indebtedness as of September 30, 2003, in the amount of $2,088,811 owing by AMT to Polymer. If the Dissolution is approved, Polymer's management will be authorized to take all steps necessary to wind down Polymer and to distribute any assets available for distribution to Polymer's shareholders and optionholders as described below.

RECOMMENDATION OF POLYMER'S BOARD OF DIRECTORS AS TO THE DISSOLUTION (SEE PAGE
29)

         After careful consideration, Polymer's board of directors has unanimously approved the Dissolution and the subsequent distribution of the assets available for distribution following the Dissolution to Polymer's former shareholders and optionholders and unanimously recommends that you vote in favor of the approval of the Dissolution and subsequent distribution.

FUNDS ANTICIPATED TO BE AVAILABLE FOR DISTRIBUTION (SEE PAGE 31)

         The aggregate purchase price negotiated for the AMT shares in the Disposition is $6,264,250. This amount, less the $750,000 to be held in escrow and subject to a post-closing price adjustment or indemnification claims made by Chemcraft, will be paid to AMTEP at the closing of the Disposition. AMTEP intends to indirectly transfer this amount to Polymer. In addition, at or prior to the closing of the Disposition, AMT intends to repay the corporate indebtedness currently owing by AMT to Polymer in the amount of $2,088,811. Following the payment by Polymer of certain transaction-triggered payments, including Transaction fees and expenses, severance payments and liability under the EVA Plan, Polymer anticipates that it will have approximately $7.5 million available for distribution to its shareholders and optionholders (assuming that no amounts are deducted from the escrow amount).

TREATMENT OF OUTSTANDING COMMON STOCK (SEE PAGE 31)

         As of the effective date of the Dissolution, each share of common stock of Polymer issued and outstanding (other than shares of common stock held as treasury shares by Polymer) on the closing date of the Disposition (which date will also be the record date in determining the shareholders eligible to receive the funds available for distribution following the Dissolution) shall automatically be cancelled and cease to exist. At such effective time, all former holders of Polymer common stock thereafter will only have the right to receive (upon the receipt of their stock certificate and letter of transmittal) cash, without interest, in an amount equal to their pro rata portion of the aggregate amount of the assets available for distribution following the Dissolution (the "Dissolution Consideration"). If Polymer receives the full purchase price for the AMT shares (and thus is not subject to any purchase price adjustment or indemnification claims by Chemcraft), it is currently anticipated that the amount of the Dissolution Consideration available for distribution to Polymer's shareholders will be approximately $0.75 per share. Effective as of the closing date of the Disposition, the paying agent will cause a letter of transmittal and instructions to be mailed to shareholders of record as of that date. DO NOT RETURN YOUR SHARE CERTIFICATES WITH YOUR PROXY.

TREATMENT OF OUTSTANDING STOCK OPTIONS (SEE PAGE 32)

         Polymer intends to secure a release from each holder of an outstanding option under its existing stock options plans whereby, as of the effective time of the Dissolution, each outstanding stock option will be cancelled in its entirety and each optionholder shall be entitled to receive a cash payment from Polymer, in consideration for the cancellation of such stock option, in an amount equal to the product of (i) the number of shares of Polymer's common stock previously subject to the optionholder's stock option multiplied by (ii) the excess, if any, of the per share Dissolution Consideration over the exercise price per share of common stock previously subject to such stock option. If the per share Dissolution Consideration is equal to or less than the exercise price per share of common stock previously subject to such stock option, the consideration to be paid for the cancellation of such stock option shall be nil. In connection with the proposed Transactions, Polymer's board of directors has approved an extension of the term of certain options to purchase up to 258,919 shares of Polymer's common stock that were originally scheduled to expire in December 2003 and January 2004 so that such options will not expire until May 31, 2004. Polymer is seeking approval from the Exchange of this proposed extension of the term of these outstanding options.

INTERESTS OF MANAGEMENT AND DIRECTORS IN THE DISSOLUTION (SEE PAGE 30)

         Pursuant to an employment agreement between Polymer and Mr. Flanagan, the president and chief executive officer of Polymer, in order to satisfy certain severance arrangements, Mr. Flanagan will be paid on the effective date of the Dissolution a cash payment equal to approximately $342,387.

         Pursuant to an employment agreement between Polymer and Mr. Ellis, the chairman of the board of directors of Polymer, Mr. Ellis will be considered to have been terminated without cause as of the effective date of the Dissolution. In accordance with his employment agreement, Ellis will be entitled to a termination payment of $30,000, equal to his average monthly salary over the previous six months multiplied by twelve, the equivalent of one year's severance, payable in one lump-sum payment.

         At the effective time of the Dissolution, each outstanding stock option under Polymer's current stock option plans held by an optionholder who has executed a release will be cancelled and such optionholder will be eligible to receive cash consideration in exchange for his or her agreement to cancel the option. The number of options held by Polymer directors and executive officers as a group that will be eligible for cancellation and compensation at the effective time of the Dissolution is 789,645.

EXPENSES (SEE PAGE 33)

         All fees and expenses relating to the Dissolution of Polymer will be paid by Polymer. The estimated total fees and expenses to be incurred by Polymer in connection with the Transactions are approximately $200,000, and include attorney fees, accountants fees, administration, directors fees and travel, investor relations and regulatory fees, printing and mailing expenses for this proxy statement, including any amendments or supplements, and costs related to the paying agent.

REGULATORY MATTERS (SEE PAGE 35)

         Other than approval of the Exchange described above, no regulatory approvals, filings or consents are required to complete the Disposition.

            RISK FACTORS RELATING TO THE DISPOSITION AND DISSOLUTION

         In addition to the other information included in this proxy statement, Polymer shareholders should consider carefully the matters described below in determining whether to approve the Disposition Agreement and the Dissolution.

     o POLYMER SHAREHOLDERS WILL NOT RECEIVE THE ENTIRE PURCHASE PRICE THAT HAS BEEN NEGOTIATED BY THE PARTIES. Pursuant to the terms of the Disposition Agreement, the aggregate purchase price for the AMT shares to be sold to Chemcraft is subject to a purchase price adjustment and indemnification claims by Chemcraft. The payment of the aggregate purchase price, less the $750,000 to be held in escrow, will be paid to AMTEP (and ultimately Polymer) at closing. For a period of 46 days following closing, an escrow agent will retain the $750,000, which amount will be subject to a purchase price adjustment and any indemnification claims made by Chemcraft. Polymer cannot assure you that there will not be a purchase price adjustment or any indemnification claims made by Chemcraft, either of which could reduce the amount of the purchase price. In addition, Polymer is obligated to pay all fees and expenses in connection with the Transactions, which will further reduce the amount available to distribute to Polymer shareholders upon the Dissolution.

     o THE CLOSING MAY NOT OCCUR AS QUICKLY AS ANTICIPATED OR AT ALL, EITHER OF WHICH COULD DECREASE THE VALUE OF THE TRANSACTIONS TO POLYMER SHAREHOLDERS. Specific conditions must be satisfied or waived to complete the Disposition. These conditions are summarized in the section captions "The Disposition - Conditions of Closing" below and are described in detail in the Disposition Agreement attached as Annex
          A. Polymer cannot assure you that all of the conditions will be satisfied. If the conditions are not satisfied or waived, the Disposition will not occur or will be delayed and Polymer may lose some or all of the intended benefits of the Disposition Agreement.

     o THE AMOUNT ULTIMATELY AVAILABLE FOR DISTRIBUTION BY POLYMER TO ITS FORMER SHAREHOLDERS AND OPTIONHOLDERS MAY DECREASE. Under the terms of the Disposition Agreement, AMT is expressly permitted to pay certain eligible expenses and is required to assume and pay certain employment obligations. Any increase in the estimated amounts of these obligations may reduce the aggregate funds available for distribution upon the Dissolution.

     o IF AMT IS NOT ABLE TO OBTAIN CHEMCRAFT'S CONSENT TO CERTAIN TRANSACTIONS THAT IT MAY DESIRE TO CONSUMMATE, THEN CHEMCRAFT MAY HAVE THE RIGHT TO TERMINATE THE DISPOSITION AGREEMENT AND POLYMER, PAC, AMTEP AND AMT WILL BE REQUIRED TO PAY A TERMINATION FEE. AMT has agreed that prior to closing it will not enter into any transaction and will refrain from taking any action that would constitute a material adverse change under the Disposition Agreement, and will not enter into any material supply arrangement relating to AMT or make any material decisions or enter into any material contracts with respect to AMT without the consent of Chemcraft. Neither Polymer nor AMT is aware of any such transactions, actions, supply arrangements, decisions or contracts that AMT anticipates consummating, but there can be no assurances that this may not happen. If AMT does not comply with the required conditions and Chemcraft terminates the Disposition Agreement, Polymer, PAC, AMTEP and AMT will be obligated to pay the aggregate sum of $250,000 in termination fees to Chemcraft.

     o AMT MAY NOT BE ABLE TO ACHIEVE THE FINANCIAL MILESTONES WHICH ARE A CONDITION TO THE CLOSING. The continuing weakness in the economy of the United States may have the effect of disrupting sales and if such sales decline, AMT's financial position may deteriorate significantly. Specifically, a condition of the Disposition Agreement requires AMT to attain a net income, before taxes, for the three fiscal quarters ended December 31, 2003 of at least $425,000. If AMT fails to achieve such net income, the Disposition Agreement may be terminated by Chemcraft.

     o POLYMER WILL BE REQUIRED TO PAY CERTAIN EXPENSES RELATED TO THE TRANSACTIONS WHETHER OR NOT THE DISPOSITION IS CONSUMMATED. Transactions related to the Disposition Agreement will result in significant transaction costs to Chemcraft and Polymer. These costs are expected to consist primarily of fees for attorneys, accountants, filing fees and printers. Most of these costs will be incurred whether or not the Disposition is completed. If the Disposition Agreement is terminated under specified circumstances, Chemcraft may be obligated to pay a $200,000 termination fee. Otherwise, Polymer would be obligated to pay for all of the expenses incurred in connection with the Disposition Agreement and the Dissolution.

     o IF THE DISPOSITION IS NOT CONSUMMATED, POLYMER'S STOCK PRICE MAY DECLINE. If the Disposition is not completed for any reason, Polymer's stock price may decline as a result of the costs related to the Disposition and a negative perception in the market arising from the terminated Transactions.

     o POLYMER'S DIRECTORS AND OFFICERS MAY HAVE INTERESTS IN THE TRANSACTIONS THAT ARE DIFFERENT THAN THOSE OF POLYMER'S SHAREHOLDERS. In considering the recommendations of Polymer's board of directors, shareholders should be aware that certain of Polymer's executive officers and directors may have interests in the Transactions that are different from, or are in addition to, the interests of Polymer's shareholders. As a result, these officers and directors may have interests in approving the Disposition that differ from, or are in addition to, shareholders' interest.

     o POLYMER'S BOARD OF DIRECTORS HAS CERTAIN APPROVAL RIGHTS WHICH MAY RESULT IN AMENDMENTS OR CHANGES TO THE TERMS OF THE TRANSACTIONS WITHOUT SHAREHOLDER APPROVAL. Upon the approval of shareholders of the Disposition, each of the conditions and obligations to complete the Disposition may be waived, in whole or in part, to the extent permitted by applicable laws, by agreement of the parties. The board of directors of Polymer will evaluate the materiality of any such waiver to determine whether amendment of this proxy statement and re-solicitation of proxies is warranted. However, Polymer does not expect any such waiver to be sufficiently material to warrant re-solicitation of the shareholders. In the event that Polymer's board of directors determines any such waiver is not sufficiently material to warrant re-solicitation of shareholders, the board of directors of Polymer will have the discretion to complete the Disposition without seeking further shareholder approval.

                           FORWARD-LOOKING STATEMENTS

         Polymer makes certain "forward-looking statements" in this proxy statement and in the letter to shareholders within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements include, among others, the statements regarding the proposed consummation of the Disposition, the potential value of Polymer's assets and the timing and amount of any distributions to shareholders pursuant to the Dissolution. Without limiting the foregoing, words such as "anticipates," "believes," "expects," "intends," "plans," "may," "will," "estimates" or the other negative variations thereof or comparable terminology and similar expressions are intended to identify "forward-looking statements".

         All of these "forward-looking statements" are inherently uncertain, and shareholders must recognize that actual events could cause actual results to differ materially from management's expectations. Key risk factors that could, in particular, have an adverse impact on our ability to effect the Disposition or the Dissolution and on the amount of any distributions that may be made to shareholders pursuant to the Dissolution are set forth below in this proxy statement under "Risk Factors," as well as in the reports Polymer has previously filed with the SEC, including without limitation statements concerning the estimated amount and timing of any distribution(s) to our shareholders, the timing of the Dissolution and wind down of Polymer's business.

                                  THE COMPANIES

POLYMER

         Polymer addresses the North American coatings market by producing environmentally friendly water-based and low VOC (volatile organic compounds) solvent-based paints, wood coatings, stains, sealers, primers and top coats for wood furniture manufacturers and wood products companies. Polymer, with polymer science at its core, has developed proprietary, low-VOC products compatible with the indoor and outdoor environment for industrial and retail markets. Polymer also produces and markets water-based and low solvent-based industrial adhesives and a line of glass, metal and concrete coatings.

         Polymer leases a state-of-the-art, highly automated production facility in Chico, California. This facility and related processing equipment helps provide Polymer with the unique ability to make a wide range of water- and solvent-based coatings. Polymer conducts all of its product development, manufacturing and marketing/sales at the corporate and manufacturing facility in Chico, California. Administration and regulatory reporting takes place at Polymer's corporate headquarters, which are also located in Chico, California. Polymer also has two laboratory and distribution facilities located in the major customer base areas of Los Angeles and San Jose, California, and these satellite facilities are staffed with sales engineers and technical service personnel.

         Polymer was incorporated in the State of Nevada in July 1996 as part of a reorganization conducted to consolidate the issued share capital of AMTEP, a British Columbia corporation, which was then a publicly held company, and to redomicile the organization's then parent company from British Columbia, Canada to Nevada, United States. As a result of the reorganization, which took place in February 1997, Polymer is now the publicly traded parent company and has a wholly owned subsidiary, PAC, a British Columbia corporation. PAC now wholly owns AMTEP, which in turn wholly owns its operating subsidiary, AMT, through which Polymer conducts all of its operations.

         For a complete description of Polymer's current business, please see "Description of Business" in Polymer's annual report on form 10-K for the fiscal year ended March 31, 2003, as filed with the Securities and Exchange Commission (the "SEC") on June 13, 2003.

CHEMCRAFT

         Chemcraft is a North American leader in the supply of unique, high performance and environmental friendly industrial coatings. Extensive research and development combined with the ability to deliver user-friendly, high quality, compliant materials has enabled Chemcraft to become a leader in local areas and a unique force in the global marketplace.

         Since its inception in 1977, Chemcraft has grown substantially to become a leader in wood coating technology. The Wood Coatings Group is headquartered in Winston-Salem, North Carolina and Port Hope, Ontario with active plants and warehouses across USA and Canada. Chemcraft has a comprehensive North American distributor network. Chemcraft services a wide range of customers from very diverse industries and provides technical assistance and support to specialty manufacturers.

                               THE SPECIAL MEETING

         Polymer is furnishing this proxy statement to Polymer shareholders as part of the solicitation of proxies by the Polymer board of directors for use at the Meeting. Polymer is mailing this proxy statement and the enclosed proxy to Polymer shareholders on or about December 19, 2003.

THE SPECIAL MEETING

         The Meeting will be held on Wednesday, January 28, 2004 at 10:00 a.m., local time, at the XChange Conference Centre, 888 Dunsmuir Street, 2nd Floor, Vancouver, British Columbia, Canada V6C 3K4.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

         At the Meeting, Polymer shareholders will be asked to vote on the approval of the following proposals:

     o Approval of the Disposition Agreement, dated as of October 29, 2003, by and among Polymer, AMTEP, AMT, PAC and Chemcraft, and the transactions contemplated thereby, pursuant to which AMTEP, an indirect wholly owned subsidiary of Polymer, has agreed to sell to Chemcraft all of the outstanding capital stock of AMT, a wholly owned subsidiary of AMTEP, which owns substantially all of Polymer's operating assets.

     o Approval and authorization of the dissolution of Polymer and the subsequent distribution to the former Polymer shareholders and optionholders of the assets available for distribution following such dissolution.

RECORD DATE AND OUTSTANDING SHARES

         Only shareholders of record at the close of business on December 16, 2003 (the "Record Date") are entitled to notice of and to vote at the Meeting. The only outstanding voting securities of Polymer are shares of common stock, par value $0.001. Each share of common stock is entitled to one vote at the Meeting. As of the date of this proxy statement, 9,320,257 shares of common stock were issued and outstanding and held of record by approximately 412 shareholders.

APPOINTMENT AND REVOCATION OF PROXIES

         The persons named as proxyholders in the accompanying proxy are executive officers of Polymer planning to be in attendance at the Meeting and were nominated to serve as such by Polymer's board of directors. A SHAREHOLDER DESIRING TO APPOINT SOME OTHER PERSON (WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT HIM OR HER AT THE MEETING AS PROXYHOLDER MAY DO SO, EITHER BY:

         1. STRIKING OUT THE PRINTED NAMES AND INSERTING THE DESIRED PERSON'S NAME IN THE BLANK SPACE PROVIDED IN THE PROXY; OR

         2.   BY COMPLETING ANOTHER PROPER PROXY.

         The completed proxy must be received at the office of the transfer agent, Pacific Corporate Trust Company (the "Transfer Agent"), located at 625 Howe Street, 10th Floor, Vancouver, British Columbia, V6C 3B8, not less than 24 hours (excluding Saturdays, Sundays and holidays) before the time fixed for the Meeting or before the time that the Meeting is to be reconvened following any adjournment thereof. A proxy received at the offices of the Transfer Agent or Polymer after this time, but prior to the Meeting, may be accepted or rejected as late, at the discretion of Polymer's Chairman of the Board, Gordon Ellis.

         A shareholder's proxy will be returned (and considered revoked) if a shareholder is present in person at the Meeting and the shareholder requests that the proxy be returned and revoked. A shareholder who has given a proxy may also revoke it by an instrument in writing delivered to the office of the Transfer Agent or to the registered office of Polymer, Sierra Plaza 6100 Neil Road, Suite 500, Reno, Nevada, 89501 U.S.A., Attention: Gregg Barnard, at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or to Polymer's Chairman of the Board on the day of the Meeting or any adjournment thereof, or in any other manner provided by law. If the shareholder is a corporation, any such instrument of revocation must be executed under the corporate seal or by a duly authorized officer or attorney of the corporation.

QUORUM; ABSTENTIONS AND BROKER NON-VOTES

         At the Meeting, the Transfer Agent will determine the presence of a quorum and tabulate the results of the votes by shareholders. Under Polymer's by-laws, a quorum exists when not less than 20% of the shares entitled to vote, represented in person or by proxy, are present at the Meeting. A quorum is necessary for the transaction of business at the Meeting. Abstentions and "broker non-votes" (broker non-votes occur when a person holding shares in street name, meaning through a bank or brokerage account, does not provide instructions as to how his or her shares should be voted and the bank or broker does not exercise discretion to vote those shares) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting.

         As described herein, approval of all matters that properly come before the Meeting will require the affirmative vote of a majority of the total number of issued and outstanding shares of common stock as of the Record Date and entitled to vote at the Meeting. Abstentions and broker non-votes will have the effect of a vote against such actions. If Polymer does not receive, by the time scheduled for the Meeting, a sufficient number of signed proxies to approve the proposals described in this proxy statement, Polymer may propose one or more adjournments of the Meeting to permit continued solicitation of proxies. Adjournment of the Meeting will be proposed only if Polymer's board of directors believes that additional time to solicit proxies might permit the receipt of sufficient votes to approve the proposals. It is anticipated that any such adjournment would be for a relatively short period of time. Any shareholder may revoke his, her or its proxy during any period of adjournment postponement in the manner described above. In addition, both Transactions must be approved by the shareholders in order for Polymer to consummate either one.

VOTING OF PROXIES

         If the proxy is properly completed and returned to the Transfer Agent and is not revoked, the shares represented by the proxy will be voted at the Meeting. Where a shareholder indicates a choice with respect to any matter to be acted upon at the Meeting, the shares will be voted in accordance with the specification so made. IF A CHOICE IS NOT SO SPECIFIED, THE PERSON DESIGNATED BY THE BOARD OF DIRECTORS IN THE ACCOMPANYING PROXY WILL VOTE THE SHARES REPRESENTED BY THE PROXY IN FAVOR OF EACH MATTER IDENTIFIED ON THE PROXY.

         The proxy accompanying this proxy statement confers discretionary authority upon the named proxyholders with respect to amendments or variations to the matters identified in the accompanying Notice of Special Meeting and with respect to any other matters which may properly come before the Meeting. As of the date of this proxy statement, Polymer's board of directors knows of no such amendment or variation or matters to come before the Meeting other than those referred to in the accompanying Notice of Special Meeting.

         SHAREHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS. See "Procedures For Distribution of Funds Upon Dissolution of Polymer."

VOTING BY POLYMER'S DIRECTORS AND OFFICERS.

         As of the date of this proxy statement, 2,083,194 shares of common stock, or approximately 22% of the shares entitled to vote at the Meeting, were owned by directors and executive officers of Polymer. It is currently expected that each director and executive officer of Polymer will vote the shares of common stock owned by him for approval of the Disposition and the Dissolution. Moreover, at the same time the Disposition Agreement was signed, certain of Polymer's directors entered into an agreement under which they agreed to vote the common stock owned by them as to which they have exclusive voting power for approval of the Disposition and the Dissolution.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

         As of the Record Date, the only person known to own beneficially directly and indirectly with control and discretionary voting of more than 10% of the outstanding common stock is Mr. Gordon Ellis. Mr. Ellis has voting power with respect to 1,002,185 shares of common stock, or approximately 10.75% of the shares entitled to vote at the Meeting, as of the Record Date.

SOLICITATION OF PROXIES

         It is expected that the solicitation will be primarily by mail. Proxies may also be solicited personally or by telephone, facsimile, or electronically via the Internet, by directors, officers or other employees of Polymer for no additional compensation, however, out-of-pocket expenses will be reimbursed. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the shares registered in their names, to forward solicitation materials to the beneficial owners of such shares. Polymer will reimburse brokerage firms and other persons representing beneficial owners of Polymer's common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. POLYMER MAKES THIS SOLICITATION OF PROXIES, AND ALL RELATED COSTS OF THIS SOLICITATION WILL BE BORNE BY POLYMER.

CURRENCY

         Except where otherwise indicated, all dollar ($) amounts referred to herein are expressed in U.S. dollars.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table provides information, as of November 5, 2003, with respect to shares of common stock ownership by (i) the persons known to management beneficially owning shares of common stock carrying more than 5% of the voting rights attached to all shares of common stock of Polymer, (ii) each director, (iii) Polymer's chief executive officer, (iv) the four most highly compensated executive officers (other than the chief executive officer, and only those officers whose annual compensation exceeds $100,000) and (v) all directors and officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options, warrants and securities convertible into shares of common stock held by that person that are exercisable as of November 5, 2003 or exercisable within 60 days thereof are deemed outstanding. As of November 5, 2003, there were 9,252,192 shares of common stock outstanding. Except as otherwise indicated in the footnotes below, all of the shares listed for a person named in the table are directly held with sole voting and dispositive power.

         Unless otherwise noted, the address for each shareholder below is: c/o Polymer Solutions, Inc., 1569 Dempsey Road, North Vancouver, British Columbia, Canada V7K 1S8.


                                                                AMOUNT AND NATURE OF
            NAME AND ADDRESS OF BENEFICIAL OWNER                BENEFICIAL OWNERSHIP          PERCENT OF CLASS
-------------------------------------------------------------- ----------------------- -------------------------------
Gordon L. Ellis (1)                                                  1,262,065                      12.0%

J. Kelly Edmison                                                       620,800                       6.2%
Devon Ventures Corporation (2)
Suite 2200, 885 West Georgia Street
Vancouver, BC, Canada

E. Laughlin Flanagan (3)                                               439,470                       4.5%
Suite H 312 Otterson Drive
Chico, California, USA

William A. Maligie(4)                                                  220,229                       2.3%
Suite H 312 Otterson Drive
Chico, California, USA

Stephen H. Silbernagel (5)                                             149,217                       1.6%

John J. Sutherland (6)                                                  61,500                       *

Darryl F. Jones (7)                                                     55,805                       *

Gerald A. Habib (8)                                                     50,753                       *
25 Old Farm Road,
Shokan, New York, USA

Valenciana De Recubrimientos, SA(9)                                    533,333                       5.7%
Poligono Industrial Sector 13
Avda. Dels Gremis S/N
46394 Riba-Roja De Turia
Valencia, Spain

Directors and Executive Officers                                     2,889,838                      28.5%
as a Group (8 Persons)


(1) Includes 756,411 shares of common stock held by ABE Industries (1980) Inc. (an entity over which Mr. Ellis has voting and dispositive power), of which 38,888 shares of common stock are subject to earn-out provisions (see "Escrow Shares" below); 92,690 shares of common stock held by Gordann Consultants Ltd. (an entity over in which Gordon L. Ellis owns a 51% interest and Mr. Ellis' spouse owns 49% interest and over which Mr. Ellis has voting and dispositive power), of which 11,666 shares of common stock are subject to earn-out provisions; and 259,880 shares of common stock underlying incentive stock options granted to Mr. Ellis.

(2) Includes 620,800 shares of common stock owned by Devon Ventures Corporation ("Devon"), of which Mr. Edmison serves as President and Chief Executive Officer. Mr. Edmison has voting and dispositive power over such shares. Devon is a British Columbia Corporation, with its principal business of investing in early stage technology companies.

(3) Includes 297,512 shares of common stock underlying incentive stock options granted to Mr. Flanagan.

(4) Includes 19,444 shares of common stock subject to earn-out provisions (see "Escrow Shares" below) and 98,208 shares of common stock underlying incentive stock options granted to Mr. Maligie.

(5) Includes 87,367 shares of common stock held by L.E. Management Ltd. Mr. Silbernagel owns a 33% interest in L.E. Management Ltd. which he controls 100% of its share voting and dispositive powers, and 48,000 shares of common stock underlying incentive stock options granted to Mr. Silbernagel.

(6) Includes 48,000 shares of common stock underlying incentive stock options granted to Mr. Sutherland.

(7) Includes 48,000 shares of common stock underlying incentive stock options granted to Mr. Jones.

(8) Includes 48,253 shares of common stock underlying incentive stock options granted to Mr. Habib.

(9) Includes 533,333 shares of common stock owned by Valenciana De Recubrimientos, S.A. as provided in an amended Schedule 13D filed October 16, 2003 with the SEC of which Valenciana De Recubrimientos, of Spain, has voting and dispositive power over such shares.

*    Less than 1%

                                  PROPOSAL ONE
                                 THE DISPOSITION

BACKGROUND OF THE DISPOSITION

         In mid-April 2003, Rodney Biddle ("Biddle") of CHEMARK Consulting Group ("CCG"), on behalf of one of CCG's clients, contacted Gerald Habib ("Habib"), a director of Polymer, to inquire whether or not Polymer's operating subsidiary, AMT, might be for sale. Over the next several days, Habib and Biddle communicated about Polymer, AMT and the client's possible interest in acquiring either Polymer or AMT. Habib communicated with E. Laughlin Flanagan, a director and the chief executive officer and president of Polymer ("Flanagan"), with respect to Biddle and CCG's client. In response, Flanagan contacted Biddle and learned that CCG's client was Chemcraft, described as a mid-size coatings company with approximately $60 million in annual revenues.

         Over the next several days, Flanagan communicated with Polymer's board of directors regarding CCG, Biddle and Chemcraft. William A. Maligie, a director and the president and chief executive officer of AMT ("Maligie"), described to the board of directors of Polymer the details of a previous meeting between Chemcraft, Maligie and Gordon Ellis, a director and chairman of the board of Polymer ("Ellis"), during a visit by Chemcraft to Polymer sometime prior to 1998. Flanagan informed Biddle of the previous Chemcraft visit to AMT and requested a signed Non-Disclosure Agreement/Confidentiality Agreement from Biddle, CCG, Chemcraft and David Rogers, the president and chief operating officer of Chemcraft ("Rogers"). On April 21, 2003, Flanagan received the signed Non-Disclosure Agreement/Confidentiality Agreement from Biddle, CCG, Chemcraft and Rogers, and executed it on behalf of Polymer.

         Biddle subsequently requested specific information on Polymer and AMT and scheduled a visit to Polymer by Rogers and Biddle for May 7 and 8, 2003. Flanagan provided Biddle with the information requested and several conversations ensued. A meeting in Chico, California with Biddle, Rogers, Flanagan and Maligie took place on May 7, 2003 and Polymer disclosed additional information, including sales information broken down by customer, product and market segment as well as raw material information broken down by those with the largest usage. Subsequent to the meeting in Chico, Flanagan conducted due diligence on Chemcraft.

         On May 12, 2003 Biddle provided Polymer with a draft letter of intent relating to Chemcraft's purchase of AMT's assets. Polymer's management analyzed the estimated cash that would likely be available for distribution to Polymer's shareholders in connection with Chemcraft's proposed asset sale. In mid-May, Flanagan, Rogers and Biddle discussed the proposed asset purchase and related tax issues. Flanagan communicated the results of this discussion to Polymer's board of directors and provided the directors with a copy of the draft letter of intent. There ensued several conversations between Flanagan and Polymer's board of directors in reference to the Chemcraft proposal. Flanagan requested that Rogers provide the basis used for determining the $7.0 million valuation reflected in the draft letter of intent. Flanagan provided further analysis of various valuation ranges of AMT on a "stand-alone" basis to Polymer's board of directors, Rogers and Biddle. Biddle transmitted a letter via e-mail on May 27, 2003 giving Chemcraft's rationalization of the $7.0 million proposal.

         On June 4, 2003, Biddle presented a revised letter of intent to Polymer relating to Chemcraft's proposed purchase of substantially all of AMT's assets. Upon receipt of this revised proposal, Flanagan had further discussions with Biddle regarding a possible purchase of the assets of AMT, the valuation range presented and the assumptions used by Chemcraft. Over the next several days, further discussions ensued between Flanagan, Biddle, Ellis and Rogers with respect to an asset purchase and AMT's cash situation and liabilities.

         The board of directors held a regular meeting on June 5, 2003, and at this meeting Polymer's board of directors authorized Flanagan to consult with a variety of investment bankers and to take all actions reasonably necessary to solicit additional bids. Throughout the month of June, conversations were held between and among Flanagan, Ellis, Rogers and Alfred Page, Corporate Counsel for Chemcraft ("Page") regarding potential structures for a transaction between Chemcraft and Polymer. In addition, from, June 5 through July 10, Flanagan contacted numerous investment banking and merger and acquisition specialty firms to gather information on their ability to provide financial services to Polymer and to request quotations for those services.

         On July 10, 2003, Polymer's board of directors held a board meeting to discuss the potential transaction involving the sale of AMT and, after consulting with counsel, to review its fiduciary duties in light of this possibility. In addition, Flanagan reported the results of his discussions with the various investment banking and merger and acquisition specialty firms. Following this presentation, Polymer's board of directors decided, upon analysis of the significant costs involved in retaining one of these firms, to pursue other potential buyers independently. During this time, up and until the signing of the Disposition Agreement, several companies or individuals were contacted regarding the solicitation of a competitive bid. Two of the companies contacted considered the assessed value to be approximately $3 to $5 million and therefore inferior to the Chemcraft proposal, all others contacted were either not interested or simply did not respond.

         On July 15, 2003, Flanagan received a revised letter of intent from Chemcraft regarding a potential purchase by Chemcraft of substantially all of the outstanding shares of Polymer. On July 18, 2003, Polymer's board of directors reviewed and considered the revised letter of intent, and also authorized Flanagan to continue exploring additional acquisition possibilities. On July 22, 2003, Polymer issued a press release stating that it had received a letter of intent from a third party relating to the purchase of all of Polymer's outstanding shares. Polymer also announced that in light of this unsolicited offer, Polymer's board of directors made a decision to actively consider this proposal and to keep investigating other potential strategic opportunities intended to maximize shareholder value.

         Following several days of discussions and negotiations, on July 29, 2003, Flanagan received a faxed copy of a signed, revised letter of intent from Chemcraft for the purchase by Chemcraft of all of the issued and outstanding shares and options of Polymer. Polymer's board of directors reviewed the revised letter of intent and modified it slightly. Polymer's board determined that the terms of the revised letter of intent with Chemcraft, as modified by Polymer's board, were in the best interest of Polymer's shareholders and Polymer's board approved the execution of this letter of intent. Following Board approval, on August 4, 2003, Flanagan signed this letter of intent on behalf of Polymer and on August 7, 2003, Flanagan received from Chemcraft an executed copy of the revised letter of intent, as modified by Polymer's board. Polymer issued a news release announcing the same. Following the announcement of the signing of the letter of intent, discussions began regarding possible changes to the structure of the sale due to the existing corporate structure of Polymer and its subsidiaries and potential tax implications.

         During the months of August through October 2003, Chemcraft conducted additional due diligence of Polymer and its subsidiaries. In addition, during this time, Flanagan continued to pursue other potential purchasers. The results of these efforts were provided to the executive committee of Polymer's board of directors. While Flanagan engaged in numerous discussions and provided due diligence information to several potential candidates and investment banking firms, it was eventually determined that no viable alternative purchasers came to surface showing interest in a transaction involving Polymer or AMT at a valuation equal to, or better than, that of the signed letter of intent with Chemcraft.

         After further research and due diligence, Chemcraft changed the structure of the sale from a purchase of substantially all of the outstanding capital stock of Polymer to a purchase of substantially all of the outstanding capital stock of AMT from its sole shareholder, AMTEP, an indirect wholly owned subsidiary of Polymer. Following negotiations of the final terms of the Disposition Agreement, on October 29, 2003, the Disposition Agreement was executed and the signing was announced with a press release.

POLYMER'S REASONS FOR THE DISPOSITION

         In reaching its conclusions and recommendations, the board of directors of Polymer considered a number of factors. Some of those factors that Polymer's board of directors considered in support of the proposed Disposition include:

     o Polymer enjoyed sales growth through 2001 when annual sales achieved approximately $15 million annually. Since that time, sales have been flat and, due to increased costs, Polymer's profits have diminished. Polymer's board of directors believes that as a result of general economic conditions, overall consumer spending has been weak and many firms have moved offshore their purchases of the products for which Polymer supplies coatings. Although Polymer has actually seen an increase in its number of customers, the volume of sales per customer has gone down such that overall sales revenues have suffered. Polymer's board of directors does not anticipate a significant positive change in this situation in the foreseeable future.

     o Polymer's stock has languished in the $0.25 to $0.35 range over the past few years. Polymer's board of directors expects that a major change in the sales and profit picture for Polymer would be required before Polymer's stock price would change appreciably for the better. The anticipated sale of Polymer has resulted in a recent increase in Polymer's stock price, but Polymer's board of directors believes that the stock price would likely revert to its lower price if the offer to purchase was terminated.

     o The trading volume of Polymer's common stock has been low over the past several years such that it is often very difficult for a shareholder to sell his, her or its position. This lack of liquidity results in shareholders having an undervalued asset from which, Polymer believes, it is not easy to realize any value.

     o Over the past year or more, at least two outside groups have each purchased over five percent of Polymer's stock on the open market. It appears that their objective has been to acquire positions in Polymer at as low a cost as possible. Since the signing of the final letter of intent, however, neither has proposed a bid equal or superior to Chemcraft's offer.

     o The current offer is being made by a strategic buyer who should be able to achieve cost savings and higher profits with integrating its business with Polymer's business. This would not be the case with a financial buyer or other purchaser that is not able to capitalize, and therefore pay for, on a synergistic relationship.

     o Upon receipt of the letter of intent from Chemcraft, Polymer quickly sought other potential purchasers for AMT and received no favorable response.

     Some of the potentially detrimental factors relating to the proposed Disposition and Dissolution that were considered by Polymer's board of directors include:

     o As a result of existing employment agreements, severance arrangements and the EVA Plan, certain officers and directors of Polymer and AMT may have interests that could differ from those of the shareholders.

     o Polymer did not consult or retain an independent advisor, or obtain a fairness opinion, in making a determination of the fairness of the proposed Disposition. As a result, while Polymer's board of directors is of the view that the consideration for the Disposition is fair and appropriate under the circumstances, Polymer cannot provide any assurances in this regard.

         The foregoing summary and discussion of the information and factors considered by Polymer's board of directors is not intended to list every point considered by Polymer's board of directors. In view of the wide variety of information and points considered, Polymer's board of directors did not find it practical to, and did not, assign any relative weight or importance to the factors listed above, and individual directors may have given different weight to different factors.

RECOMMENDATION OF POLYMER'S BOARD OF DIRECTORS AND VOTE REQUIRED

         Polymer's board of directors has unanimously approved the Disposition as being in the best interests of Polymer and its shareholders, and recommends that Polymer's shareholders approve the transaction. Specifically the Disposition has been approved and is recommended by Polymer's independent directors, Messrs. Sutherland, Silbernagel, Habib and Edmison. The Polymer board of directors believes that the Disposition of AMT shares as proposed under the terms of the Disposition Agreement is fair and reasonable to Polymer and its shareholders given the factors discussed above, which the Board considered in support of the Disposition and the Dissolution.

         The Disposition Agreement and Disposition must be approved by an affirmative vote of a majority of the total number of issued and outstanding shares of common stock of Polymer. Consummation of the Disposition, even if approved, is conditioned upon approval of the Dissolution as well.

INTERESTS OF MANAGEMENT AND DIRECTORS IN THE DISPOSITION

Employment Agreements

         Pursuant to the Disposition Agreement, Mr. Maligie, a director and the president and chief executive officer of AMT is required to execute and deliver to AMT an employment agreement by November 15, 2003, which will remain in effect following consummation of the Disposition. Subsequent to the November 15, 2003 deadline, both parties have agreed to extend the date to the earlier of January 31, 2003 or the closing date of the Disposition. In addition, Ellis, the Chairman of the Board of Polymer, is expected to enter into an employment agreement with Chemcraft on or subsequent to the closing date of the Disposition.

EVA Liability

         Polymer's 1998 Directors, Consultants and Employee Economic Value Added Incentive Compensation Method Plan (the "EVA Plan") is an annual and long-term incentive compensation program that was adopted by Polymer's board of directors in July 1998 and ratified by Polymer's shareholders in August 1998. The terms of the EVA Plan incorporate a mechanism through which an annual bonus amount is contributed to the EVA Plan on behalf of the employees, consultants and directors of Polymer and its subsidiaries. Each year, one third is distributed in cash to the employees and the remaining balance accumulates in a "bonus bank." At September 30, 2003, the accumulated bonus bank balance for all participants amounted to approximately $298,772. Pursuant to the terms of the EVA Plan, the accumulated bonus bank balance under the EVA Plan will be paid in full in cash to all participants on the closing date of the Disposition. Certain of Polymer's officers, including Messrs. Flanagan, Ellis and Maligie, are participants in the EVA Plan.

TERMS OF THE DISPOSITION

General

         If the Disposition is approved, AMTEP will sell all of the issued and outstanding shares of capital stock of its wholly owned subsidiary, AMT, to Chemcraft. Subject to the satisfaction or waiver of certain conditions described in the Disposition Agreement, as discussed more fully below, the Disposition will become effective upon closing. The closing of the Disposition will not affect the articles of incorporation or bylaws of Polymer. The directors and officers of Polymer will remain as directors and officers of Polymer until the earlier of their resignation or removal or until the Dissolution (as described below) is effective.

What AMTEP Will Receive

         Pursuant to the Disposition Agreement, subject to the escrow provisions described below, Chemcraft will pay a cash purchase price of $6,264,250, less any amounts advanced by AMT to AMTEP,

Polymer or PAC prior to the closing other than for repayment of certain intercorporate indebtedness and certain eligible expenses not greater than $175,000. AMT has in the past paid amounts to Polymer for administrative expenses and may continue to reimburse certain eligible expenses in accordance with the terms of the Disposition Agreement. In the event that aggregate eligible expenses paid by AMT between November 1, 2003 and the closing date exceed $175,000, any excess amount will be deducted from the purchase price otherwise payable to AMTEP for the AMT shares.

         The purchase price for the AMT shares will also be decreased by the amount, if any, by which the "adjusted shareholders' equity" (as defined below) is less than the "baseline" (as defined below). For purposes of the Disposition
Agreement:

     o "baseline" is equal to $3,580,901 (the shareholders' equity of AMT as of March 31, 2003), plus $425,000 (target net income before taxes), less any employment payments made to Mr. Maligie expensed by AMT from April 1, 2003 to the closing date;

     o "adjusted shareholders' equity" is equal to $3,580,901 (the shareholders' equity of AMT as of March 31, 2003), plus AMT's net income before income taxes from April 1, 2003 to the closing date determined in accordance with U.S. generally accepted accounting principles, less the "accounts receivable adjustment" (as defined below) and less the "inventory adjustment" (as defined below);

     o "accounts receivable adjustment" means the amount, if any, by which all of AMT's accounts receivable at closing that are in excess of 90 days outstanding exceed the reserve for doubtful accounts in AMT's financial statements as of and for the year ended March 31, 2003;

     o "inventory adjustment" means the amount, if any, by which AMT's "adjusted inventory" (as defined below) at the time of closing is less than the inventory stated in AMT's financial statements as of and for the year ended March 31, 2003; and

     o "adjusted inventory" shall equal the inventory stated in AMT's financial statements as of and for the year ended March 31, 2003 except that: (i) all raw material inventory for which no portion thereof has been consumed in the manufacture of AMT's products in the six preceding months will have a nil value; (ii) all raw material inventory which have an expiry date (as stated in the supplier's product data sheet for such inventory) which precedes the date upon which such inventory is expected to be used (calculated based upon the average monthly usage of such inventory during the preceding 6 months) will have a nil value; (iii) all finished inventory which exceeds expected sales for such inventory for the following six months (calculated based upon the average monthly sales of such inventory during the preceding 6 months, as adjusted to reflect sales to new customers of AMT who have less than 6 months of sales history) will have a nil value; (iv) all raw material, work in progress and finished inventory that is not in compliance with AMT's formulation specifications will have a nil value; and (v) any finished inventory which has been manufactured prior to the preceding twelve (12) months will have a nil value;

         In no event shall the purchase price be reduced by more than $750,000 as a result of this "adjusted shareholders' equity" adjustment.

         In addition, Chemcraft will, if necessary, provide sufficient additional capital to AMT such that AMT will be able to complete the repayment by AMT of $2,088,811 in intercorporate indebtedness owed to Polymer, which is to occur at the time of closing.

Escrow

         Out of the purchase price otherwise owing by Chemcraft for the AMT shares, an escrow agent will hold $750,000 plus all accrued interest in trust until the later of (x) 16 days after the delivery by AMTEP to Chemcraft of financial statements as of the closing date or (y) 46 days following the closing date (in either case, the "Escrow Release Date"). The escrow amount will be held to satisfy any purchase price adjustment as described above and or any claim made by Chemcraft pursuant to AMTEP's indemnification obligations. On the Escrow Release Date, the escrow agent shall release to AMTEP the escrow amount less any amounts that are the subject of a purchase price adjustment and/or indemnification claims made by Chemcraft.

         If AMTEP disputes any purchase price adjustment and/or indemnification claims made by Chemcraft, an arbitrator will be retained to resolve such disputes. The decision of the arbitrator must be rendered within 30 days and shall be final and binding on the parties and not subject to any appeal. The prevailing party in the arbitration proceedings shall be awarded reasonable legal fees, expert witness costs and expenses and all other costs and expenses incurred directly or indirectly in connection with the proceedings, unless the arbitrator shall for good cause determine otherwise.

Effective Time

         Assuming the conditions to the closing have been satisfied or waived, the closing of the Disposition will take place on the third business day following receipt of shareholder approval for the Disposition.

Conditions to the Completion of the Disposition

         The obligation of Chemcraft to effect the transactions contemplated by the Disposition Agreement is subject to the satisfaction or valid waiver of the following conditions:

     o AMTEP's representations and warranties set forth in the Disposition Agreement being true and correct, except any breaches of these representations and warranties which individually or in the aggregate do not have, or would not reasonably be expected to have, a material adverse effect on AMT or that would not materially impede the Disposition;

     o compliance or performance by AMT, AMTEP, PAC and Polymer of applicable material terms, conditions and covenants under the Disposition Agreement;

     o delivery by AMT and AMTEP of certificates executed by their respective presidents as to the accuracy of representations and warranties and compliance or performance of terms, conditions and covenants as described above;

     o any necessary governmental authorizations required by AMT, AMTEP, PAC and Polymer to permit the Disposition having been obtained;

     o all contractual notices or consents necessary to permit the Disposition having been given or obtained by AMTEP;

     o no material adverse change in the condition, assets, liabilities, operations, earnings, business or prospects of AMT;

     o no material legal or regulatory action or proceeding pending or threatened by any person to enjoin, restrict or prohibit the Disposition;

     o approval by Polymer's shareholders of the Disposition Agreement and the Disposition;

     o execution and delivery to AMT by Mr. Maligie of an employment agreement in a form reasonably acceptable to Chemcraft;

     o execution and delivery to Chemcraft by AMTEP, PAC, Polymer, Messrs. Flanagan and Ellis of non-competition agreements in forms reasonably acceptable to Chemcraft;

     o resignation of those directors and officers of AMT as designated by Chemcraft, and the execution and delivery to AMT and Chemcraft of releases by such directors and officers in forms reasonably acceptable to Chemcraft;

     o payment by Polymer of an aggregate of $298,772 to employees of Polymer and its subsidiaries pursuant to the EVA Plan, and related releases executed by such employees;

     o completed reorganization of AMT, including the assignment to AMT of certain agreements by its affiliates and the release of guarantees made by AMT with respect to obligations of Polymer, PAC and AMTEP;

     o the net income of AMT before taxes for the three fiscal quarters ended December 31, 2003 being not less than $425,000, and

     o    termination of the loan agreement with the Bank of America.

         The obligation of Polymer to effect the transactions contemplated by the Disposition Agreement is subject to the satisfaction or valid waiver of the following conditions:

     o Chemcraft's representations and warranties set forth in the Disposition Agreement being true and correct, except any breaches of these representations and warranties which individually or in the aggregate do not have, or would not reasonably be expected to have, a material adverse effect on Chemcraft or that would not materially impede the Disposition;

     o compliance or performance by Chemcraft of applicable material terms, conditions and covenants under the Disposition Agreement;

     o delivery by Chemcraft of a certificate executed by its president as to the accuracy of representations and warranties and compliance or performance of terms, conditions and covenants as described above;

     o any necessary governmental authorizations required by Chemcraft to permit the Disposition having been obtained;

     o all contractual notices or consents necessary to permit the Disposition having been given or obtained by AMTEP;

     o no material legal or regulatory action or proceeding pending or threatened by any person to enjoin, restrict or prohibit the Disposition;

     o approval by Polymer's shareholders of the Disposition Agreement and the Disposition;

     o execution and delivery to AMT by Mr. Maligie of an employment agreement in a form reasonably acceptable to AMT;

     o satisfactory repayment of intercorporate indebtedness in the amount of $2,088,811 owing by AMT to Polymer;

     o payment by Polymer of an aggregate of $298,772 to the employees of Polymer and its subsidiaries pursuant to the EVA Plan, and related releases executed by such employees;

     o release of Polymer, PAC and AMTEP from all obligations in material agreements and permits assigned to AMT from its affiliates and the receipt of an indemnity from AMT in respect thereof; and

     o release of Polymer from its obligations with respect to certain employment payments owing to Mr. Maligie and the receipt of an indemnity from AMT in respect thereof.

No Solicitation Provision and Superior Proposals

         The Disposition Agreement states that each of Polymer, PAC, AMTEP and AMT may, upon receipt of an opinion of legal counsel specifying they are required to do so to comply with their fiduciary duties, solicit additional information and/or proposals related to the sale or value of each of Polymer, PAC, AMTEP and AMT during the period commencing October 29, 2003 and ending on March 2, 2004 (the "Exclusivity Period"). Each of Polymer, PAC, AMTEP and AMT has agreed that, during the Exclusivity Period, they will not enter into any agreement, arrangement or understanding regarding a "superior proposal" without providing Chemcraft with an opportunity to amend the Disposition Agreement to provide for terms at least as favourable as those contained in the third-party proposal (as determined by Polymer, PAC, AMTEP or AMT, as applicable, in good faith), with the result that the third-party proposal would cease to be a "superior proposal." For purposes of the Disposition Agreement, a "superior proposal" means any bona fide proposal with respect to any merger, amalgamation, arrangement, take-over bid, sale of all or substantially all of the assets or similar transaction involving any of Polymer, PAC, AMTEP, and AMT, other than the transaction contemplated by the Disposition Agreement, made during the Exclusivity Period, that Polymer's board of directors of Polymer determines in good faith, if consummated in accordance with its terms, would result in a transaction having a value to shareholders and optionholders of Polymer of not less than $8.0 million. Chemcraft will have three business days after receipt of a copy of the third-party proposal to consider matching or bettering the terms of the third-party proposal and during which time each of Polymer, PAC, AMTEP or AMT agrees not to enter into the third-party proposal. If Chemcraft agrees to amend the Disposition Agreement in the manner described above, each of Polymer, PAC, AMTEP or AMT agrees not to enter into the third-party proposal and will agree to the amendments to the Disposition Agreement. If Chemcraft does not agree to amend the Disposition Agreement in the manner described above, each of Polymer, PAC, AMTEP or AMT may enter into the third-party proposal and the termination fee described below shall be payable to Chemcraft.

Termination of the Disposition Agreement:

         The Disposition Agreement will terminate on March 2, 2004 if the Disposition has not been completed. The Disposition Agreement may be earlier terminated pursuant to the following:

     o    by mutual written consent of the parties to the Disposition Agreement;

     o by Chemcraft if the conditions to its obligation to close set forth in the Disposition Agreement have not been satisfied or waived;

     o by Chemcraft upon the acceptance by Polymer, PAC, AMTEP or AMT of a proposed agreement that constitutes a "superior proposal" (as described above);

     o by AMTEP if the conditions to its obligation to close set forth in the Disposition Agreement have not been satisfied or waived;

     o by AMTEP upon the acceptance by Polymer, PAC, AMTEP or AMT of a proposed agreement that constitutes a "superior proposal," provided that the termination fee of $250,000 owing to Chemcraft as the result of such acceptance has been paid in full; or

     o by Chemcraft upon written notice to AMTEP for any reason other than those described above, in which case Chemcraft is obligated to pay $200,000.

In the event of the termination of the Disposition Agreement in the circumstances set out above, the Disposition Agreement shall thereafter become void and no party shall have any liability or further obligation to the other parties thereunder, except with respect to the termination fee obligations described below and certain confidentiality and non-solicitation provisions described in the Disposition Agreement. The termination provisions, including the payment of termination fees, shall not relieve or have the effect of resulting in relieving any party in any way from liability for damages incurred or suffered by a party as a result of a breach of the Disposition Agreement by a party acting in bad faith intended and designed to prevent the conditions precedent to the Disposition Agreement's completion from being satisfied.

Termination Fees

         Polymer, PAC, AMTEP and AMT will be required to pay an aggregate termination fee of $250,000 to Chemcraft if Chemcraft terminates the Disposition Agreement due to:

     o the failure of the representations and warranties of AMTEP to be true and correct in all material respects;

     o the failure of the material terms, conditions and covenants applicable to Polymer, PAC, AMTEP and AMT to be complied with or performed, or

     o acceptance by Polymer, PAC, AMTEP or AMT of the third-party proposal with respect to the superior proposal.

Chemcraft will be required to pay an aggregate termination fee of $200,000 to Polymer, AMTEP, PAC and AMT in the event that Chemcraft terminates the Disposition Agreement under certain circumstances.

Carry on the Business Affairs

         During the period beginning October 29, 2003 until the closing date, AMT has agreed that it will continue to carry on its business and operations and affairs only in the normal course of business consistent with past practice and will not, without the prior written consent of Chemcraft, enter into any transaction, or refrain from doing any action, that would constitute a material adverse change to the business, operations or financial condition of AMT. AMT has agreed not to enter into any material supply arrangements or make any material decision or enter into any material contract without the consent of Chemcraft.

Amendments to the Agreement

         Any provision of the Disposition Agreement may either be waived by the party benefiting from the provisions, unless the waiver would result in the violation of any law, or amended or modified at any time to the extent permitted by law by a written agreement among the parties. However, after approval of the Disposition by the Polymer shareholders, amendments of the Disposition Agreement that pursuant to Nevada law would require further approval by Polymer shareholders will not be made without the approval of Polymer shareholders.

EXPENSES

         All fees and expenses relating to the Disposition Agreement will be paid by Polymer. The estimated total fees and expenses to be incurred by Polymer in connection with the Transactions are approximately $200,000, and include attorney fees, accountants fees, administration, directors fees and travel, investor relations and regulatory fees, printing and mailing expenses for this proxy statement, including any amendments or supplements, and costs related to the paying agent.

REGULATORY APPROVALS

         The TSX Venture Exchange (the "Exchange") has accepted the Disposition, conditioned upon the approval of Polymer's shareholders and provided that, effective November 7, 2003, Polymer is not permitted to grant any additional stock options without prior Exchange approval. Final acceptance from the Exchange must be received prior to closing of the Disposition. No other regulatory approvals, filings or consents are required to complete the Disposition.

DISSENTERS' RIGHTS

         Under Nevada law, Polymer shareholders are not entitled to dissenter's rights in connection with the Disposition.

                                  PROPOSAL TWO
                                 THE DISSOLUTION

GENERAL

         Following consummation of the Disposition, Polymer will effectively have little or no operating assets. At such time, Polymer's only assets will be the consideration received from Chemcraft as a result of the Disposition and the funds received upon repayment by AMT of the intercorporate indebtedness in the amount of $2,088,811 currently owing by AMT to Polymer. If the Dissolution is approved, Polymer's management will be authorized to take all steps necessary to wind down Polymer and to distribute any assets available for distribution to Polymer's shareholders and optionholders as described below.

         The Dissolution of Polymer is subject to consummation of the Disposition and the adoption by an affirmative vote of a majority of the total number of issued and outstanding shares of common stock of Polymer. Consummation of the Dissolution, even if approved, is conditioned upon approval of the Disposition as well. Upon approval of the Polymer shareholders of the Transactions, Polymer and its wholly owned subsidiaries, PAC and AMTEP, intend to file Certificates of Dissolution with the Secretary of State of the State of Nevada and the Ministry of Finance and Corporate Relations, Registrar of Companies in the Province of British Columbia, as appropriate, to effectuate the Dissolution. The directors and officers of Polymer, PAC and AMTEP will resign as of the effective date of the Dissolution.

         Following the effectiveness of the Dissolution, Polymer will not engage in any business activities except to the extent necessary to preserve the value of Polymer's assets, wind up Polymer's business and affairs and distribute the assets as described below. In addition, after the Dissolution Record Date (as defined below), Polymer will not record any further transfers of Polymer's common stock except in certain limited circumstances.

RECOMMENDATION OF POLYMER'S BOARD OF DIRECTORS

         Polymer's board of directors has unanimously approved the Dissolution as being in the best interests of Polymer and its shareholders and recommends that Polymer's shareholders approve the Dissolution. Specifically the Dissolution has been approved and is recommended by Polymer's independent directors, Messrs. Sutherland, Silbernagel, Habib and Edmison. The Polymer board of directors believes that the Dissolution is fair and reasonable to Polymer and its shareholders given the factors discussed above under "General" and "The Disposition - Polymer's
Reasons for the Disposition," which the Board considered in support of the Dissolution.

INTERESTS OF MANAGEMENT AND DIRECTORS IN THE DISSOLUTION

Severance Arrangements

         An employment agreement was entered into on February 6, 1998, as amended June 14, 2000, between Polymer and Mr. Flanagan, the president and chief executive officer of Polymer. Effective as of the date of the Dissolution or February 5, 2004, whichever occurs earliest, Mr. Flanagan will be considered to have been terminated without cause, and in accordance with the employment agreement he will be entitled to receive his then-current monthly base salary through the date of termination and a termination payment equal to his then-current monthly salary multiplied by 24, the number of months remaining under Mr. Flanagan's employment agreement. Mr. Flanagan will also be entitled to receive his current employee benefits for up to 24 months following his date of termination. The total estimated severance amount due to Mr. Flanagan on the closing date is estimated to be approximately $342,387, assuming a February 5, 2004 termination, which will be paid in full by Polymer in cash on the effective date of the Dissolution.

         An employment agreement was entered into between Polymer and Mr. Ellis, the chairman of the board of directors of Polymer. Effective as of the date of the Dissolution, Mr. Ellis will be considered to have been terminated without cause. In accordance with his employment agreement, Ellis will be entitled to a termination payment of $30,000, equal to his average monthly salary over the previous six months multiplied by twelve, the equivalent of one year's severance, payable in one lump-sum payment.

Stock Options

         As described below, at the effective time of the Dissolution, each outstanding stock option under Polymer's current stock option plans held by an optionholder who has executed a release will be cancelled and such optionholder will be eligible to receive cash consideration in exchange for his or her agreement to cancel the option. The number of options held by Polymer directors and executive officers as a group that will be eligible for cancellation and compensation at the effective time of the Dissolution is 806,644. See "Funds Anticipated to be Available for Distribution to Polymer's Shareholders - Treatment of Outstanding Stock Options."

         Other than as set forth above, no Polymer director or officer has entered into a revised agreement or will receive benefits from the Dissolution based upon his or her current arrangements.

FUNDS ANTICIPATED TO BE AVAILABLE FOR DISTRIBUTION TO POLYMER'S SHAREHOLDERS AND OPTIONHOLDERS

         As described above under "The Disposition - Terms of the Disposition," the aggregate purchase price negotiated for the AMT shares is $6,264,250. This amount, less the $750,000 to be held in escrow and subject to a post-closing price adjustment or indemnification claims made by Chemcraft, will be paid to AMTEP at closing. AMTEP intends to indirectly transfer this amount to Polymer. In addition, at or prior to the closing of the Disposition, AMT intends to repay the corporate indebtedness currently owing by AMT to Polymer in the amount of $2,088,811. Following the payment by Polymer of certain transaction-triggered payments, including Transaction costs, severance payments and liability under the EVA Plan, Polymer anticipates that it will have approximately $7.5 million available for distribution to its shareholders and optionholders (assuming that no amounts are deducted from the escrow amount).

         Assuming that Polymer receives the full purchase price for the AMT shares (and thus is not subject to any purchase price adjustment or indemnification claims by Chemcraft), the amount available for distribution to Polymer's shareholders and optionholders is estimated as follows:


      Purchase Price
                     Gross Purchase Price                            $   6,264,250
                     Less: Anticipated Transaction Fees                   (200,000)
                                                                     -------------
                     Net Purchase Price                              $   6,064,250
      Other Proceeds
                     Repayment of Intercorporate Debt                $   2,088,811
                                                                     -------------
      Gross Proceeds to Polymer                                      $   8,153,061
              Less:  Transaction-triggered payments:
                     Severance payments                                   (372,387)
                     EVA liability                                        (276,494)
                                                                     -------------
             Total  Transaction-triggered payments                   $    (648,881)
                                                                     -------------
      Net proceeds to Polymer                                        $   7,504,180


Treatment of Outstanding Common Stock

         As of the date of this proxy statement, Polymer had outstanding 9,320,257 shares of common stock. As of the effective date of the Dissolution, each share of common stock of Polymer issued and outstanding (other than shares of common stock held as treasury shares by Polymer) on the closing date of the Disposition (which date will also be the record date in determining the shareholders eligible to receive the funds available for distribution following the Dissolution) shall automatically be cancelled and cease to exist. At such effective time, all former holders of Polymer common stock thereafter will only have the right to receive (upon the receipt of their stock certificate and letter of transmittal) cash, without interest, in an amount equal to their pro rata portion of the aggregate amount of the assets available for distribution following the Dissolution (the "Dissolution Consideration"). If Polymer receives the full purchase price for the AMT shares (and thus is not subject to any purchase price adjustment or indemnification claims by Chemcraft), it is currently anticipated that the amount of the Dissolution Consideration available for distribution to Polymer's shareholders will be approximately $0.75 per share. Effective as of the closing date of the Disposition, the paying agent will cause a letter of transmittal and instructions to be mailed to shareholders of record as of that date.

Treatment of Outstanding Stock Options

         As of the Record Date, Polymer had outstanding stock options to purchase up to 1,292,569 shares of Polymer's common stock at a weighted average exercise price of $0.435 per share. These stock options are held by consultants, employees, officers and directors of Polymer. Polymer intends to secure a release from each optionholder whereby, as of the effective time of the Dissolution, each outstanding stock option will be cancelled in its entirety and each optionholder shall be entitled to receive a cash payment from Polymer, in consideration for the cancellation of such stock option, in an amount equal to the product of (i) the number of shares of Polymer's common stock previously subject to the optionholder's stock option multiplied by; (ii) the excess, if any, of the per share Dissolution Consideration over the exercise price per share of common stock previously subject to such stock option. If the per share Dissolution Consideration is equal to or less than the exercise price per share of common stock previously subject to such stock option, the consideration to be paid for the cancellation of such stock Option shall be nil. In connection with the proposed Transactions, Polymer's board of directors has approved an extension of the term of certain options to purchase up to 258,919 shares of Polymer's common stock that were originally scheduled to expire in December 2003 and January 2004 so that such options will not expire until May 31, 2004. Polymer is seeking approval from the Exchange of this proposed extension of the term of these outstanding options.

Payment Schedule

         Approximately ninety percent (90%) of the Dissolution Consideration before any post-closing price adjustments or indemnification claims, estimated to be approximately $0.675 per share, is anticipated to be distributed to former Polymer shareholders and optionholders as soon as practicably possible after the effective date of the Dissolution. After the 46-day period for post-closing price adjustments and indemnification claims has elapsed, and subject to such claims and adjustments, the balance of any proceeds remaining in escrow, estimated to be up to approximately $0.075 per share without any adjustments or claims, would be distributed to Polymer's shareholders or optionholders. No interest will accrue or be paid on the Dissolution Consideration, regardless of any delay in payment.

PROCEDURES FOR DISTRIBUTION OF FUNDS UPON DISSOLUTION OF POLYMER

         Polymer intends to retain Pacific Corporate Trust to act as paying agent in connection with the Dissolution. The paying agent will receive reasonable and customary compensation for its services in connection with the Dissolution, plus reimbursement for out-of-pocket expenses, and Polymer will indemnify the paying agent against certain liabilities and expenses in connection therewith, including liabilities under the federal securities laws.

         The closing date of the Disposition will be the record date for determining those stockholders eligible for distribution of assets available for distribution upon the Dissolution (the "Dissolution Record Date"). Following the Dissolution, the paying agent will send a letter of transmittal to the shareholders of record as of the Dissolution Record Date. Shortly after the effectiveness of the Dissolution, Polymer will deposit with the paying agent the assets available for distribution to Polymer's shareholders and optionholders (i.e., those shareholders who have completed the letter of transmittal and returned it along with their share certificate) and eligible optionholders (i.e., those optionholders who have executed and returned a release). Shortly thereafter, the paying agent will make the first distribution to those shareholders who have returned their letters of transmittals and stock certificates and to those optionholders who have executed their release. Such payments shall be without interest and less any applicable withholding taxes, and, in the case of the optionholders, such amount will reflect the deduction of the applicable exercise price.

         After the 46-day period for post-closing price adjustments and indemnification claims has elapsed, and subject to such claims and adjustments, Polymer will deposit with the paying agent any additional assets that are available for distribution to Polymer's shareholders and optionholders. Shortly thereafter, the paying agent will make the second distribution to those shareholders who have returned their letters of transmittals and stock certificates and to those optionholders who have executed their release. Such payments shall be without interest and less any applicable withholding taxes, and, in the case of the optionholders, such amount will reflect the deduction of the applicable exercise price.

         Nine months after the paying agent has exhausted all means to pay the eligible shareholders and optionholders, the paying agent will return any remaining money to Polymer, and Polymer will retain the funds in trust from any unclaimed monies from the Polymer Dissolution. With respect to any shareholder who makes a claim after this date, Polymer will be allowed to deduct any costs associated with distributing these funds from the proceeds paid to such shareholder. Polymer shall hold such unclaimed funds for the period of time required under applicable unclaimed property laws, currently five (5) years and thereafter, Polymer will complete all necessary forms and send the balance of the funds to the Secretary of State of Nevada.

EXPENSES

         All fees and expenses relating to the Disposition Agreement will be paid by Polymer. The estimated total fees and expenses to be incurred by Polymer in connection with the Transactions are approximately $200,000, and include attorney fees, accountants fees, administration, directors fees and travel, investor relations and regulatory fees, printing and mailing expenses for this proxy statement, including any amendments or supplements, and costs related to the paying agent.

FEDERAL INCOME TAX CONSEQUENCES OF DISSOLUTION

Canadian Holders

         The following is a summary as of the date hereof of the principal Canadian federal income tax considerations generally applicable to a Polymer shareholder who, for purposes of the Income Tax Act of Canada (the "Tax Act"), holds shares of Polymer's common stock ("Polymer Shares") as capital property and who deals at arm's length with, and is not affiliated with, Polymer.

         Polymer Shares will generally be considered to be held as capital property by a Polymer shareholder provided that the Polymer shareholder does not hold the Polymer Shares in the course of carrying on a business and has not acquired them in one or more transactions considered to be an adventure in the nature of trade.

         This summary is based upon the provisions of the Tax Act in force on the date hereof and the regulations enacted pursuant thereto, all specific proposals to amend the Tax Act and the regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Tax Proposals") and our understanding of the current published administrative practices of the Canada Customs and Revenue Agency (the "CCRA"). No assurances can be given that the Tax Proposals will be enacted as proposed, if at all. This summary does not otherwise take into account or anticipate any changes in law, whether by legislative, governmental or judicial decision or actions, or changes in the administrative practices of CCRA, nor does it take into account or consider any provincial, territorial or foreign income tax considerations.

         For purposes of the Tax Act, all amounts relating to the acquisition, holding or disposing of Polymer Shares, including adjusted cost base, proceeds of disposition and any other amount received by a Polymer shareholder, must be converted to Canadian dollars based on the United States-Canadian dollar exchange rate applicable to the effective date of the related acquisition, disposition or recognition of income.

         The following summary applies to a Polymer shareholder who, at all relevant times, for purposes of the Tax Act is or is deemed to be resident in Canada (a "Canadian Resident Shareholder").

         THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT EXHAUSTIVE OF ALL POSSIBLE CANADIAN FEDERAL INCOME TAX CONSIDERATIONS. THIS SUMMARY IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR POLYMER SHAREHOLDER. ACCORDINGLY, POLYMER SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

         A Canadian Resident Shareholder who disposes of Polymer Shares for cash under the Dissolution will be considered to have disposed of such shares for proceeds of disposition equal to the cash received. Such shareholder will realize a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition exceed (or are less than) the holder's adjusted cost base of such Polymer Shares.

         For dispositions of capital property by a Canadian Resident Shareholder, the Canadian Resident Shareholder will be required to include in income 50% of the amount of any capital gain (a "taxable capital gain") and generally will be entitled to deduct 50% of the amount of any capital loss (an "allowable capital loss") against taxable capital gains realized by such holder. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding years or carried forward and deducted in any following year against taxable capital gains realized in such year to the extent and under the circumstances described in the Tax Act.

         A Canadian Resident Shareholder that is throughout the relevant taxation year a "Canadian-controlled private corporation" (as defined in the Tax
Act) may be liable to pay an additional refundable tax of 6-2/3% on its "aggregate investment income" for the year, which will include an amount in respect of taxable capital gains.

         Capital gains realized by an individual or trust, other than certain specified trusts, may give rise to alternative minimum tax under the Tax Act.

United States Holders

         The following general discussion summarizes material U.S. federal income tax consequences of the disposition of Polymer Shares under the Dissolution, which are generally applicable to holders of Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended, applicable U.S. Treasury regulations promulgated there under, published rulings, administrative pronouncements and judicial decisions, all as of the date of this proxy statement and all of which are subject to change or differing interpretations at any time and in some circumstances with retroactive effect. The discussion applies only to such stockholders who hold their Common Stock as a capital asset. This discussion does not purport to address all of the U.S. federal income tax consequences that may be relevant to particular beneficial holders of Common Stock in light of their individual circumstances or to stockholders who are subject to special rules, such as:

     o    Persons subject to the alternative minimum tax;

     o persons who hold shares of Common Stock through partnerships or other pass-through entities;

     o    financial institutions;

     o    tax-exempt organizations;

     o    regulated investment companies;

     o    retirement plans;

     o    insurance companies;

     o    brokers or dealers in securities or foreign currencies;

     o persons who are not citizens or residents of the U.S., or who are foreign corporations, foreign partnerships, or foreign estates or trusts;

     o    U.S. trusts or estates;

     o persons who hold such shares as part of a straddle, a hedge against currency risk, or as part of a constructive sale or conversion transaction; or

     o persons who acquired their shares upon the exercise of employee stock options or otherwise as compensation.

         In addition, this discussion does not address the tax consequences of the Dissolution under state, local and foreign laws or the tax consequences of transactions effectuated before or after the Dissolution.

         The Dissolution will be a taxable transaction for U.S. federal income tax purposes and each stockholder will recognize gain or loss upon the surrender of his or her shares of Common Stock in the Dissolution in an amount in cash equal to the difference, if any, between the amount of the Dissolution consideration and the stockholder's adjusted tax basis in the shares surrendered. In general, any gain or loss recognized will be a capital gain or loss and will be long-term capital gain or loss if the shares giving rise to the recognized gain or loss have been held for more than one year at the time of the Dissolution. Generally, capital losses are deductible only against capital gains and are not available to offset ordinary income; however, individuals are allowed to offset a limited amount of net capital losses against ordinary income.

         The U.S. federal income tax consequences set forth above are not intended to constitute a complete description of all tax consequences relating to the Dissolution and do not address transactions effectuated prior or subsequent to the Dissolution, whether or not such transactions are in connection with the Dissolution. WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE DISSOLUTION, INCLUDING THE APPLICABILITY AND EFFECT OF FOREIGN, STATE, LOCAL AND OTHER TAX LAWS.

REGULATORY APPROVALS

         Other than approval of the proposed Dissolution by the Polymer shareholders, there are no state or federal regulatory approvals that are required to consummate the Transactions, however Polymer has sought and received conditional approval of the transaction by the Exchange of the Disposition and the Dissolution.

         Following the completion of the Dissolution, Polymer intends to seek relief from the SEC from the reporting requirements under the Securities and Exchange Act of 1934, as amended. However, other companies in our situation have sought relief from the SEC with respect to the reporting requirements and such relief has been denied. In addition, Polymer's common stock would cease to be traded on the TSX Venture Exchange (PYM) and the Nasdaq Small Cap Market - OTCBB
(PYSU).

DISSENTERS' RIGHTS

         Under Nevada law, Polymer shareholders are not entitled to dissenters' rights in connection with the Dissolution.

                              SHAREHOLDER PROPOSALS

         If the Disposition and Dissolution are not consummated, Polymer will hold a 2004 Annual General Meeting of shareholders. If this meeting is held, shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the SEC. In order to be considered for inclusion in the proxy statement and form of proxy prepared in connection with the Annual General Meeting of shareholders scheduled to be held in August 2004, shareholder proposals must be received by Polymer no later than March 6, 2004. All notices of proposals by shareholders should be sent to 312 Otterson Drive, Suite H, Chico, California, U.S.A. 95928, to the attention of the Secretary of Polymer.

                                  OTHER MATTERS

         It is not known that any other matters will come before the Meeting other than as set forth above and in the Notice of Special Meeting, but if such should occur the persons named in the accompanying proxy intend to vote on them in accordance with their best judgment, exercising discretionary authority with respect to amendments or variations of matters identified in the Notice of Special Meeting and other matters which may properly come before the Meeting or any adjournment thereof.

                               CONTACT INFORMATION

         If shareholders would like additional copies of this proxy statement or have questions about the transactions, they may contact Mr. Flanagan, Polymer's president and chief executive officer, by phone at 530-894-3585, or in writing at 312 Otterson Drive, Suite H, Chico, California, U.S.A. 95928, or Chuck Tait, Polymer's vice president of investor relations, at 604-683-3473 or in writing at 1569 Dempsey Road, North Vancouver, BC V7K 1S8.

                                 BOARD APPROVAL

         The contents of this proxy statement have been approved and its mailing has been authorized by a resolution of the board of directors of Polymer on November 20, 2003.

                                         BY ORDER OF THE BOARD OF DIRECTORS



                                           /s/ Gordon L. Ellis
                                         ---------------------------------------
                                         Gordon L. Ellis, Chairman

                         ANNEX A - DISPOSITION AGREEMENT

                                                                         ANNEX A






--------------------------------------------------------------------------------

                              DISPOSITION AGREEMENT

--------------------------------------------------------------------------------




                                     BETWEEN


                         AMT ENVIRONMENTAL PRODUCTS INC.

                                     - AND -

                        ALTERNATIVE MATERIALS TECHNOLOGY


                                     - AND -

                             POLYMER SOLUTIONS, INC.
  (FOR THE PURPOSES OF ARTICLES 10 AND 11, SUBSECTION 6.4(h) AND SECTION 6.11)

                                     - AND -

                             PSI ACQUISITIONS CORP.
                    (FOR THE PURPOSES OF ARTICLES 10 AND 11)

                                     - AND -


                         CHEMCRAFT HOLDINGS CORPORATION


                       Dated the 29th day of October, 2003

                                                                         ANNEX A


                                TABLE OF CONTENTS

SECTION           DESCRIPTION                                               PAGE
ARTICLE 1 INTERPRETATION......................................................2
         1.1      Defined Terms...............................................2
         1.2      Currency....................................................7
         1.3      Sections and Headings.......................................7
         1.4      Number, Gender and Persons..................................7
         1.5      Accounting Principles.......................................8
         1.6      Entire Agreement............................................8
         1.7      Time of Essence.............................................8
         1.8      Construction................................................8
         1.9      Applicable Law..............................................8
         1.10     Successors and Assigns......................................8
         1.11     Amendments and Waivers......................................8
         1.12     Disclosure..................................................9
         1.13     Schedules...................................................9

ARTICLE 2 PURCHASE AND SALE OF PURCHASED SHARES...............................9
         2.1      Purchase and Sale of Purchased Shares.......................9
         2.2      Purchase Price..............................................9
         2.3      Closing Financial Statements................................9
         2.4      Disputes Concerning Closing Financial Statements...........10
         2.5      Purchase Price Adjustment..................................10
         2.6      Escrow.....................................................11

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE VENDOR.......................11
         3.1      Organization...............................................11
         3.2      Authorization..............................................12
         3.3      No Other Agreements to Purchase............................12
         3.4      Authorized and Issued Capital..............................12
         3.5      Options....................................................12
         3.6      Ownership of Purchased Shares..............................12
         3.7      No Subsidiaries............................................12
         3.8      No Violation...............................................13
         3.9      Business of the Corporation................................13
         3.10     Title to Personal and Other Property.......................14
         3.11     Location of Real Property..................................14
         3.12     Title to Real Property.....................................14
         3.13     Real Property Leases.......................................16
         3.14     Accounts Receivable........................................16
         3.15     Intellectual Property......................................16
         3.16     Insurance..................................................17
         3.17     No Expropriation...........................................17

SECTION           DESCRIPTION                                               PAGE
         3.18     Agreements and Commitments.................................17
         3.19     Compliance with Laws; Governmental Authorization...........19
         3.20     Consents and Approvals.....................................19
         3.21     Financial Statements.......................................19
         3.22     Books and Records..........................................20
         3.23     Absence of Changes.........................................20
         3.24     Taxes......................................................21
         3.25     Litigation.................................................21
         3.26     Residency..................................................21
         3.27     Accounts and Attorneys.....................................22
         3.28     Directors and Officers.....................................22
         3.29     Dividends..................................................22
         3.30     Non-Arm's Length Transactions..............................22
         3.31     Environmental..............................................23
         3.32     Employee Plans.............................................24
         3.33     Collective Agreements......................................28
         3.34     Employees..................................................28
         3.35     Employee Accruals..........................................29
         3.36     Customers and Suppliers....................................29
         3.37     Product Warranties.........................................29
         3.38     No Predecessors............................................29
         3.39     Full Disclosure............................................29

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER....................30
         4.1      Organization...............................................30
         4.2      No Violation...............................................30
         4.3      Authorization..............................................30
         4.4      Consents and Approvals.....................................30

ARTICLE 5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.........................31
         5.1      Survival of Representations and Warranties of the Vendor...31
         5.2      Expiration of the Representations and Warranties
                  of the Purchaser...........................................31

ARTICLE 6 COVENANTS..........................................................31
         6.1      Access to the Corporation..................................31
         6.2      Delivery of Books and Records..............................32
         6.3      Change and Use of Name.....................................32
         6.4      Conduct Prior to Closing - Vendor and Corporation..........32
         6.5      Conduct Prior to Closing - Purchaser.......................34
         6.6      Delivery of Documents......................................34
         6.7      Delivery of Vendor's and Corporation's Corporate
                  and Closing Documentation..................................34
         6.8      Delivery of Purchaser's Closing Documentation..............34
         6.9      Intercorporate Indebtedness................................34
         6.10     Maligie Payment............................................35
         6.11     Shareholder Approval.......................................35

SECTION           DESCRIPTION                                               PAGE
ARTICLE 7 CONDITIONS OF CLOSING..............................................35
         7.1      Conditions of Closing in Favour of the Purchaser...........35
         7.2      Conditions of Closing in Favour of the Vendor..............37

ARTICLE 8 CLOSING ARRANGEMENTS...............................................39
         8.1      Place of Closing...........................................39
         8.2      Transfer...................................................39
         8.3      Further Assurances.........................................40

ARTICLE 9 INDEMNIFICATION....................................................40
         9.1      Indemnification by the Vendor..............................40
         9.2      Indemnification by the Purchaser...........................41
         9.3      Notice of Claim............................................41
         9.4      Dispute of Claims..........................................41
         9.5      Exclusivity................................................42
         9.6      Limitation on Indemnification - Vendor.....................42
         9.7      Limitations and Indemnification - Purchaser................43

ARTICLE 10 SUPERIOR PROPOSALS................................................43
         10.1     Right to Match.............................................43

ARTICLE 11 AGREEMENT AS TO COMPENSATION AND OTHER ARRANGEMENTS...............43
         11.1     Purchaser Compensation.....................................43
         11.2     Vendor Compensation........................................44
         11.3     Liquidated Damages.........................................44
         11.4     Limited Remedy.............................................44

ARTICLE 12 TERMINATION.......................................................44
         12.1     Termination................................................44

ARTICLE 13 MISCELLANEOUS.....................................................45
         13.1     Confidentiality of Information.............................45
         13.2     Non-Solicitation of Employees..............................46
         13.3     Notices....................................................46
         13.4     Consultation...............................................47
         13.5     Disclosure.................................................48
         13.6     Assignment by Purchaser....................................48
         13.7     Commercially Reasonable Effort.............................48
         13.8     Vendor Parent and PAC Limitation...........................48
         13.9     Counterparts...............................................49

                                                                     EXHIBIT 2.1


                              DISPOSITION AGREEMENT

         THIS AGREEMENT made the 29th day of October, 2003,

BETWEEN:

                  AMT ENVIRONMENTAL PRODUCTS INC.,
                  a company incorporated under the laws of the Province of British Columbia, Canada,

                  (the "Vendor"),

AND:

                  ALTERNATIVE MATERIALS TECHNOLOGY,
                  a corporation incorporated under the laws of the State of Nevada, United States of America,

                  (the "Corporation"),

AND:

                  POLYMER SOLUTIONS, INC.,
                  a corporation incorporated under the laws of the State of Nevada, United States of America,

                  (the "Vendor Parent"),

AND:

                  PSI ACQUISITIONS CORP.,
                  a company incorporated under the laws of the Province of British Columbia, Canada,

                  ("PAC"),

AND:

                  CHEMCRAFT HOLDINGS CORPORATION,
                  a corporation incorporated under the laws of the State of North Carolina, United States of America,

                  (the "Purchaser").

         THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, agreements, representations, warranties and indemnities herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties covenant and agree as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1      DEFINED TERMS

         For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the respective meanings specified or referred to below and grammatical variations of such terms shall have corresponding meanings:

         (a) "Act" means the Company Act (British Columbia) as in effect on the date hereof;

         (b) "Accounts Receivable Adjustment" means the amount, if any, by which all of the Corporation's accounts receivable at the Time of Closing that are in excess of 90 days outstanding exceeds the reserve for doubtful accounts in the Corporation's Financial Statements. For greater certainty, where an amount is due to the Corporation from a customer, only the portion of that amount that is more than 90 days outstanding is to be used in calculating the amount, if any, by which all of the Corporation's accounts receivable at the Time of Closing are in excess of 90 days outstanding, and no inclusion shall be made for the portion of that amount which is outstanding for 90 days or less;

         (c) "Affiliate" has the meaning attributed to that term in the Act;

         (d) "Agreement" means this Disposition Agreement and all amendments hereto made by written agreement between the parties hereto, herein and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or Schedule;

         (e)      "Arbitrator" has the meaning set out in Section 2.4;

         (f) "Associate" has the meaning attributed to that term in the Act;

         (g) "Audited Financial Statements" means the audited financial statements of the Vendor Parent as at and for the financial years ended March 31, 2001, 2002 and 2003, including the notes thereto and the report of the Vendor Parent's auditors thereon, a copy of which is annexed hereto as Schedule 1;

         (h) "B of A Loan Agreement" means the Business Loan Agreement, dated October 26, 2001, among Bank of America, N.A., Vendor Parent, the Corporation, PAC and the Vendor, as amended by amendments #1 and #2, together with security agreements in connection therewith;

         (i) "Business" means the business currently and heretofore carried on by the Corporation consisting of the research, development, manufacturing and distribution of technology-based proprietary paint coatings and adhesives;

         (j) "Business Day" means any day (other than a Saturday or a Sunday) on which the main branch of the Central Carolina Bank in North Carolina, U.S.A. and the main branch of the Bank of Montreal in Vancouver, British Columbia, Canada are open for business;

         (k)      "Code" means the Internal Revenue Code of 1986, as amended;

         (l)      "Claim" has the meaning set out in Section 9.3;

         (m)      "Claim's Arbitrator" has the meaning set out in Section 9.4;

         (n)      "Closing Balance Sheet" has the meaning set out in Section
                  2.3;

         (o) "Closing Date" means the third Business Day following Shareholder Approval;

         (p)      "Closing Financial Statements" has the meaning set out in
                  Section 2.3;

         (q)      "Closing Income Statement" has the meaning set out in Section
                  2.3;

         (r) "Common Stock" means the shares without par value in the capital of the Corporation;

         (s) "Contract" means any agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment, whether written or oral;

         (t) "Corporation's Financial Statements" means the balance sheet of the Corporation dated March 31, 2003 and the statement of operations of the Corporation for the year ending March 31, 2003, copies of which are annexed hereto as Schedule 3;

         (u) "Dixon Odom" means the Purchaser's auditors, Dixon Odom PLLC, Certified Public Accountants;

         (v) "Eligible Expenses" means amounts (other than amounts on account of repayment of Intercorporate Indebtedness) paid or credited to the Vendor, PAC or Vendor Parent by the Corporation for the expenses thereof which (i) in the aggregate do not exceed $175,000, and (ii) are of a type that was paid or credited to the Vendor, PAC or the Vendor Parent by the Corporation during the fiscal year ended March 31, 2003;

         (w)      "Employee Plans" has the meaning set out in Section 3.32;

         (x) "Encumbrance" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any Contract to create any of the foregoing;

         (y)      "Environmental Laws" has the meaning set out in Subsection
                  3.31(a);

         (z) "Environmental Permits" has the meaning set out in Subsection 3.31(b);

         (aa) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the United States Department of Labor regulations promulgated thereunder;

         (bb) "Escrow Agent" means Farris, Vaughan, Wills & Murphy or such other escrow agent as may be mutually acceptable to the Vendor and the Purchaser;

         (cc) "Escrow Amount" means $750,000 plus all interest accrued thereon;

         (dd) "Escrow Release Date" means the first Business Day which is on or immediately following the day which is the later of (i) 16 days after the delivery of the Closing Financial Statements by the Vendor to the Purchaser, and (ii) 46 days following the Closing Date, at which time the Escrow Agent may release the Escrow Amount subject to and in accordance with this Agreement;

         (ee) "Exclusivity Period" means the period from the date hereof to 11:59 pm on the date which is 125 days from the date hereof;

         (ff) "Financial Statements" means the Audited Financial Statements, the Interim Financial Statements and the Corporation's Financial Statements;

         (gg) "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, Canada or other country, any state, county, city or other political subdivision;

         (hh) "Hazardous Substances" has the meaning set out in Subsection 3.31(a);

         (ii)     "Indemnified Party" has the meaning set out in Section 9.3;

         (jj)     "Indemnifying Party" has the meaning set out in Section 9.3;

         (kk)     "Information" has the meaning set out in Section 13.1;

         (ll)     "Intellectual Property" has the meaning set out in Section
                  3.14;

         (mm) "Intercorporate Indebtedness" means the amount of $2,088,811 owed by the Corporation to the Vendor Parent;

         (nn) "Interim Financial Statements" means the unaudited financial statements of the Vendor Parent as at and for the three (3) month periods ending June 30th, 2002 and June 30th, 2003, copies of which financial statements are annexed hereto as
                  Schedule 2;

         (oo) "Inventory Adjustment" means the amount, if any, by which the Corporation's "adjusted inventory" at the Time of Closing is less than the inventory in the Corporation's Financial Statements. The Corporation's "adjusted inventory" shall equal the inventory in the Corporation's Financial Statements except that: (i) all raw material inventory for which no portion thereof has been consumed in the manufacture of the Corporation's products in the six preceding months will have a nil value; (ii) all raw material inventory which have an expiry date (as stated in the supplier's product data sheet for such inventory) which precedes the date upon which such inventory is expected to be used (calculated based upon the average monthly usage of such inventory during the preceding 6 months) will have a nil value; (iii) all finished inventory which exceeds expected sales for such inventory for the following six months (calculated based upon the average monthly sales of such inventory during the preceding 6 months, as adjusted to reflect sales to new customers of the Corporation who have less than 6 months of sales history) will have a nil value;
                  (iv) all raw material, work in progress and finished inventory that is not in compliance with the Corporation's formulation specifications will have a nil value; and (v) any finished inventory which has been manufactured prior to the preceding twelve (12) months will have a nil value;

         (pp)     "IRS" means the United States Internal Revenue Service;

         (qq)     "Leased Property" has the meaning set out in Section 3.11;

         (rr)     "Leases" has the meaning set out in Section 3.13;

         (ss)     "Licences" has the meaning set out in Section 3.19;

         (tt) "Losses", in respect of any matter, means all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including, without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising directly or indirectly as a consequence of such matter;

         (uu) "Maligie Payment" means the employment payment obligations of the Corporation to William Maligie which arise in connection with the closing of the transactions contemplated hereby;

         (vv) "Material Adverse Change" or "Material Adverse Effect" means, in respect of the person referred to, any change, effect, event, occurrence or change in state of facts that is, or would reasonably be expected to be, material and adverse to the business, operations or financial condition of such person other than any change, effect, event, occurrence or change in state of facts relating to (i) the Canadian or California economies or securities markets in general, (ii) any change in the trading price of the Vendor Parent's common shares in the case of a member of the Vendor Group, (iii) the paint coatings and adhesives industry in general, and not specifically relating to such person, or (iv) arising from the transactions contemplated by this Agreement;

         (ww)     "Permitted Encumbrances" means:

                  (i) servitudes, easements, restrictions, rights-of-way and other similar rights in real property or any interest therein, provided the same are not of such nature as to materially adversely affect the use of the property subject thereto by the Corporation;

                  (ii) undetermined or inchoate liens, charges and privileges incidental to current construction or current operations;

                  (iii) statutory liens, charges, adverse claims, security interests or encumbrances of any nature whatsoever claimed or held by any Governmental or Regulatory Authority that have not at the time been filed or registered against the title to the asset or served upon the Vendor pursuant to law or that relate to obligations not due or delinquent;

                  (iv) assignments of insurance provided to landlords (or their mortgagees) pursuant to the terms of any lease and liens or rights reserved in any lease for rent or for compliance with the terms of such lease;

                  (v) security given in the ordinary course of the Business to any public utility, municipality or government or to any statutory or public authority in connection with the operations of the Business, other than security for borrowed money; and

                  (vi) the Permitted Encumbrances disclosed in writing by the Vendor to the Purchaser;

         (xx)     "Personnel" has the meaning set out in Section 13.1;

         (yy) "PSI Advances" means amounts advanced to the Vendor, PAC or Vendor Parent by the Corporation other than amounts advanced on account of Eligible Expenses and other than on account of repayment of the Intercorporate Indebtedness;

         (zz)     "Purchase Price" has the meaning set out in Section 2.2;

         (aaa)    "Purchase Price Adjustment" has the meaning set out in Section
                  2.5;

         (bbb)    "Purchased Shares" has the meaning set out in Section 2.1;

         (ccc)    "PWC" means the Vendor Parent's auditors,
                  PricewaterhouseCoopers LLP, Chartered Accountants;

         (ddd)    "Shareholder Approval" has the meaning set out in Section
                  7.1(g);

         (eee) "Superior Proposal" means any bona fide proposal with respect to any merger, amalgamation, arrangement, take-over bid, sale of all or substantially all of the assets or similar transaction involving the Vendor Group, other than the transaction contemplated hereby, made during the Exclusivity Period, that the board of directors of Vendor Parent determines in good faith, if consummated in accordance with its terms, would result in a transaction having a value to shareholders and optionholders of the Vendor Parent of not less than $8.0 million;

         (fff) "Tax" (and, with correlative meaning, "Taxes," "Taxable" and "Taxing") means (i) any federal, state, local or foreign income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental or Regulatory Authority responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for payment of any amounts of the type described in
                  (i) as a result of being a member of an affiliated, consolidated, combined, unitary or other group for any Taxable period and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any obligation to indemnify any other Person;

         (ggg) "Tax Act" means the Income Tax Act (Canada), as amended from time to time;

         (hhh) "Tax Return" means any return, report, information return, schedule or other document (including any related or supporting information) filed or required to be filed with respect to any taxing authority with respect to Taxes;

         (iii) "Time of Closing" means 9:00 am (Vancouver, Canada time) on the Closing Date; and

         (jjj) "Vendor Group" means the Corporation, Vendor, PAC and the Vendor Parent.

1.2      CURRENCY

         Unless otherwise indicated, all dollar amounts referred to in this Agreement are expressed in lawful money of the United States of America.

1.3      SECTIONS AND HEADINGS

         The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a Section or a Schedule refers to the specified Section of or Schedule to this Agreement.

1.4      NUMBER, GENDER AND PERSONS

         In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, Governmental or Regulatory Authority and other legal or business entities.

1.5      ACCOUNTING PRINCIPLES

         Any reference in this Agreement to generally accepted accounting principles refers to generally accepted accounting principles as approved from time to time by the Financial Accounting Standards Board or any successor thereto.

1.6      ENTIRE AGREEMENT

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.7      TIME OF ESSENCE

         Time shall be of the essence of this Agreement.

1.8      CONSTRUCTION

         The parties agree that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

1.9      APPLICABLE LAW

         This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by, the laws of the Province of British Columbia and each party hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of such province and all courts competent to hear appeals therefrom.

1.10     SUCCESSORS AND ASSIGNS

         This Agreement shall enure to the benefit of and shall be binding on and enforceable by the parties and their respective successors and permitted assigns. Subject to Section 13.6, no party may assign any of its rights or obligations hereunder without the prior written consent of the other parties.

1.11     AMENDMENTS AND WAIVERS

         No amendment or waiver of any provision of this Agreement shall be binding on any party unless consented to in writing by such party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall any waiver constitute a continuing waiver unless otherwise expressly provided.

1.12     DISCLOSURE

         Where in this Agreement reference is made to disclosure in writing, such disclosure has been made in writing in a memorandum, dated the date hereof, signed by an officer of the disclosing party and delivered to the appropriate party. Such memorandum shall refer to the applicable Articles, Sections and Subsections of this Agreement, but disclosure in relation to one Article, Section or Subsection shall constitute disclosure for all other applicable Articles, Sections and Subsections.

1.13     SCHEDULES

         The following Schedules are attached to and form part of this
Agreement:

                  Schedule 1        -       Audited Financial Statements
                  Schedule 2        -       Interim Financial Statements
                  Schedule 3        -       Corporation's Financial Statements

                                    ARTICLE 2
                      PURCHASE AND SALE OF PURCHASED SHARES

2.1      PURCHASE AND SALE OF PURCHASED SHARES

         Subject to the terms and conditions hereof, the Vendor covenants and agrees to sell, assign and transfer to the Purchaser and the Purchaser covenants and agrees to purchase from the Vendor all but not less than all the issued and outstanding Common Stock (the "Purchased Shares").

2.2      PURCHASE PRICE

         Subject to Section 2.5, the purchase price payable by the Purchaser to the Vendor for the Purchased Shares (the "Purchase Price") shall be the sum of $6,264,250, less an amount equal to the PSI Advances, payable by certified cheque or bankers' draft in immediately available funds to or to the order of the Escrow Agent, in trust, at the Time of Closing. Upon payment of the Purchase Price, the PSI Advances shall be deemed to have been repaid.

2.3      CLOSING FINANCIAL STATEMENTS

         As soon is practicable, and in any event not later than 30 calendar days following the Closing Date, the Vendor shall deliver to the Purchaser a balance sheet for the Corporation as of the close of business on the Closing Date (the "Closing Balance Sheet") and statement of operations for the Corporation for the period from April 1, 2003 to the Closing Date (the "Closing Income Statement"). The Closing Balance Sheet and the Closing Income Statement (collectively, the "Closing Financial Statements") shall be unaudited and prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the Audited Financial Statements and shall present fairly the financial position of the Corporation as at the Closing Date and the sales, earnings and results of operations for the period between April 1, 2003 and the Closing Date. The Purchaser agrees, from the Closing Date, to cause the Corporation to make available to the Vendor all documents, information and employees of the Corporation, reasonably requested by the Vendor, necessary to prepare the Closing Financial Statements in accordance with this Section 2.3.

2.4      DISPUTES CONCERNING CLOSING FINANCIAL STATEMENTS

         The Purchaser or its auditors, Dixon Odom, may dispute any aspect of the Closing Financial Statements, or the calculations contemplated by Section
2.5 by notice in writing given to the Vendor within two (2) weeks following the delivery of the Closing Financial Statements to the Purchaser. Unless such dispute is resolved promptly by agreement, the Vendor and the Purchaser shall select jointly one of PWC or KPMG LLP to arbitrate the dispute. If Vendor and Purchaser are unable to agree as to the firm that will arbitrate the dispute, one of the two firms proposed above shall be chosen by lot by counsel for the Purchaser. The firm chosen shall designate a partner (the "Arbitrator") to determine the matter in dispute as a single arbitrator in accordance with the Commercial Arbitration Act of British Columbia based upon the following:

         (a) the Arbitrator shall be instructed that time is of the essence in proceeding with his or her determination of the dispute and, in any event, the award of the Arbitrator must be rendered within 30 days of the day in which the submission of such dispute to arbitration was made;

         (b)      the arbitration shall take place in Vancouver, British
                  Columbia;

         (c) the arbitration award shall be given in writing and shall be final and binding on the parties, not subject to any appeal, and shall deal with all matters related thereto;

         (d) the prevailing party in the arbitration proceedings shall be awarded reasonable legal fees, expert witness costs and expenses and all other costs and expenses incurred directly or indirectly in connection with the proceedings, unless the Arbitrator shall for good cause determine otherwise; and

         (e) judgement upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.

Upon agreement or arbitration with respect to all such matters in dispute, such amendments shall be made to the Closing Financial Statements as may be necessary to reflect such agreement or such decision, as the case may be. In such event, references in this Agreement to the Closing Financial Statements, Closing Balance Sheet and Closing Income Statement shall refer to the Closing Financial Statements, as so amended.

2.5      PURCHASE PRICE ADJUSTMENT

         The Purchase Price payable for the Purchased Shares shall be decreased (the "Purchase Price Adjustment") by the amount, if any, by which the Adjusted Shareholders' Equity is less than the Baseline (the "Purchase Price Adjustment"). For the purposes of this Section 2.5, the "Baseline" shall be $3,580,901 (the shareholders' equity of the Corporation as of March 31, 2003), plus $425,000 (target net income before taxes), less any of the Maligie Payment expensed by the Corporation from April 1, 2003 to the Closing Date. For the purposes of this Section 2.5, "Adjusted Shareholders' Equity" will be $3,580,901 (the shareholders' equity of the Corporation as of March 31, 2003), plus the Corporation's net income before income taxes from April 1, 2003 to the Closing Date determined in accordance with generally accepted accounting principles, less the Accounts Receivable Adjustment and less the Inventory Adjustment. For greater certainty, any amount of the Maligie Payment which have been expensed by the Corporation between April 1, 2003 and the Closing Date shall have been included in the Corporation's calculation of net income before income taxes for the same period. Notwithstanding any other provision of this Section 2.5, in no event shall the Purchase Price be reduced by more that $750,000 pursuant to this
Section 2.5 and the aggregate amount of payments contemplated by this Section
2.5 and Section 9.6 shall in no event exceed $750,000.

2.6      ESCROW

         The Escrow Agent shall hold the Escrow Amount in trust until the Escrow Release Date for the purpose of securing payment of the Purchase Price Adjustment, if any, to the Purchaser and for the purpose of satisfying any Claim made by the Purchaser pursuant to Article 9. For greater certainty, at the Closing Time, the Escrow Agent shall be entitled to pay all amounts received on account of the Purchase Price, other than the Escrow Amount, to the Vendor. In the event that the Purchaser wishes to assert a Claim or a Purchase Price Adjustment, the Purchaser shall provide written notice thereof to the Escrow Agent prior to the Escrow Release Date that sets forth the amount (a "Claim Amount") of the Claim (which amount must, together with other Claims, exceed $50,000) or Purchase Price Adjustment. On the Escrow Release Date, the Escrow Agent shall release the Escrow Amount less all Claim Amounts to the Vendor. Unless the Vendor and Purchaser otherwise jointly direct the Escrow Agent in writing, the Escrow Agent shall, on or after the Escrow Release Date, release the balance of the Escrow Amount held in respect of Claim Amounts pursuant to the written directions of the Arbitrator, in the case of Purchase Price Adjustments, and of the Claim's Arbitrator, in the case of Claims.

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE VENDOR

         The Vendor represents and warrants to the Purchaser and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Shares:

3.1      ORGANIZATION

         The Vendor is duly incorporated, organized and validly existing under the laws of the Province of British Columbia, Canada and has the corporate power to own or lease its property, to own the Purchased Shares, to enter into this Agreement and to perform its obligations hereunder. The Corporation is duly incorporated, organized and validly existing under the laws of the State of Nevada, United States of America, and has the corporate power to own or lease its property, to carry on the Business as now being conducted by it, to enter into this Agreement and to perform its obligations hereunder. The Corporation is duly qualified as a corporation to do business in each jurisdiction in which the nature of the Business or the property and assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Corporation.

3.2      AUTHORIZATION

         This Agreement has been duly authorized, executed and delivered by each of the Vendor Parent, PAC, the Vendor and the Corporation and is a legal, valid and binding obligation of each of the Vendor Parent, PAC, the Vendor and the Corporation, enforceable against the Vendor Parent, PAC, the Vendor or the Corporation, as the case may be, by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

3.3      NO OTHER AGREEMENTS TO PURCHASE

         No person other than the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Vendor of any of the Purchased Shares.

3.4      AUTHORIZED AND ISSUED CAPITAL

         The authorized capital of the Corporation consists of 2,500 shares of Common Stock, of which 100 shares of Common Stock (and no more) have been duly issued and are outstanding as fully paid and non-assessable. The Purchased Shares represent all of the issued and outstanding capital stock of the Corporation.

3.5      OPTIONS

         No person, firm or corporation has any agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of the Corporation.

3.6      OWNERSHIP OF PURCHASED SHARES

         The Vendor is the sole, beneficial and legal owner of the Purchased Shares, with good and marketable title thereto, which at the Time of Closing will be free and clear of all Encumbrances and, without limiting the generality of the foregoing, none of the Purchased Shares is subject to any voting trust, shareholder agreement or voting agreement. Upon completion of the transaction contemplated by this Agreement, all of the Purchased Shares will be solely owned by the Purchaser with a good and marketable title thereto (except for such Encumbrances as may have been granted by the Purchaser).

3.7      NO SUBSIDIARIES

         The Corporation does not own and does not have any agreements of any nature to acquire, directly or indirectly, any shares in the capital of or other equity or proprietary interests in any person, firm or corporation, and the Corporation does not have any agreements to acquire or lease any other business operations.

3.8      NO VIOLATION

         Except as described in writing by the Vendor to the Purchaser, the execution and delivery of this Agreement by the Vendor and the Corporation and the consummation of the transactions herein provided for will not result in either:

         (a) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Vendor or the Corporation under:

                  (i) any Contract to which the Vendor or the Corporation is a party or by which any of them is, or either of their properties are, bound;

                  (ii) any provision of the constating documents, certificate of incorporation, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Vendor or the Corporation;

                  (iii) any judgment, decree, order or award of any court, Governmental or Regulatory Authority or arbitrator having jurisdiction over the Vendor or the Corporation;

                  (iv) any licence, permit, approval, consent or authorization held by the Vendor or the Corporation or necessary to the ownership of the Purchased Shares or the operation of the Business; or

                  (v) any applicable law, statute, ordinance, regulation or rule;

         (b) the creation or imposition of any Encumbrance on any of the Purchased Shares or any of the property or assets of the Corporation; or

         (c) the creation of any liability of the Corporation or the Purchaser to pay any amount, other than as contemplated by this Agreement,

which individually or in the aggregate would have a Material Adverse Effect on the Vendor or Corporation, as applicable.

3.9      BUSINESS OF THE CORPORATION

         The Business is the only business operation carried on by the Corporation, and the property and assets owned or leased by the Corporation are, together with the material agreements to be assigned to the Corporation pursuant to Section 7.1(l), sufficient to carry on the Business. All of the material property and assets owned and used by the Corporation are in good operating condition and are in a state of good repair and maintenance. During the two (2) years preceding the date of this Agreement, there has not been any significant interruption of operations (being an interruption of more than one (1) day) of the Business due to inadequate maintenance of any of the property and assets owned and used by the Corporation. With the exception of inventory in transit, all the material tangible assets of the Corporation are situate at the locations disclosed in writing by the Vendor to the Purchaser.

3.10     TITLE TO PERSONAL AND OTHER PROPERTY

         The material property and assets of the Corporation (other than the Leased Property, Intellectual Property licensed from a third party pursuant to a Contract disclosed in writing by the Vendor to the Purchaser and equipment leased from a third party pursuant to a Contract disclosed in writing by the Vendor to the Purchaser) are owned by the Corporation with a good and marketable title thereto, free and clear of all Encumbrances other than the Permitted Encumbrances.

3.11     LOCATION OF REAL PROPERTY

         The Vendor has disclosed in writing to the Purchaser the municipal address of all the real property leased by the Corporation (the "Leased Property"). The Corporation does not own or lease and has not agreed to acquire or lease any real property or interest in real property other than the Leased Property.

3.12     TITLE TO REAL PROPERTY

         The Corporation is not the beneficial or registered owner of and has not agreed to acquire any real property or any interest in any real property (other than the interest of a tenant in the Leased Property). The Corporation has the exclusive right to possess, use and occupy all the Leased Property, free and clear of all Encumbrances or other restrictions of any kind other than Permitted Encumbrances. All buildings, structures, improvements and appurtenances situated on the Leased Property are in good operating condition and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are currently being used and the Corporation has adequate rights of ingress and egress for the operation of the Business in the ordinary course, except where the failure to satisfy any of the foregoing would not have a Material Adverse Effect on the Corporation. Except as disclosed in writing by the Vendor to the Purchaser, none of such buildings, structures, improvements or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, state or municipal law, ordinance, rule or regulation, or encroaches on any property owned by others where such violation would have a Material Adverse Effect on the Corporation. Without limiting the generality of the foregoing, except as disclosed in writing by the Vendor to the Purchaser:

         (a) the Leased Property, the current uses thereof and the conduct of the Business comply with all regulations, statutes, enactments, laws and by-laws, including, without limitation, those dealing with zoning, parking, access, loading facilities, landscaped areas, building construction, fire and public health and safety and Environmental Laws, where failure to so comply would have a Material Adverse Effect on the Corporation;

         (b) no material alteration, repair, improvement or other work has been ordered, directed or requested in writing to be done or performed to or in respect of the

                  Leased Property or to any of the plumbing, heating, elevating, water, drainage or electrical systems, fixtures or works by any municipal, state or other competent authority, which alteration, repair, improvement or other work has not been completed, and neither the Vendor nor the Corporation knows of any written notification having been given to it of any such outstanding work being ordered, directed or requested, other than those that have been complied with;

         (c) to the knowledge of the Corporation, all material accounts for work and services performed and materials placed or furnished upon or in respect of the Leased Property at the request of the Corporation have been fully paid and satisfied, and no person is entitled to claim a mechanics lien or similar claim against the Leased Property or any part thereof, other than current accounts in respect of which the payment due date has not yet passed, that would have a Material Adverse Effect on the Corporation;

         (d) there is nothing owing in respect of the Leased Property by the Corporation to any municipality or agency thereof, to any other public authority, or to any other corporation or commission owning or operating a public utility for water, gas, electrical power or energy, steam or hot water, or for the use thereof, other than current accounts in respect of which the payment due date has not yet passed, which individually or in the aggregate would have a Material Adverse Effect on the Corporation;

         (e) no part of the Leased Property has been taken or expropriated or condemned by any federal, state, municipal or other competent authority nor has any notice or proceeding in respect thereof been given or commenced;

         (f) the Permitted Encumbrances constitute all of the Encumbrances that affect the Leased Property;

         (g) each of the Leased Properties (including all buildings, improvements and fixtures) is fit for its present use, and there are no material or structural repairs or replacements that are necessary or advisable which individually or in the aggregate would have a Material Adverse Effect on the Corporation and, without limiting the foregoing, there are no repairs to, or replacements of, the roof or the mechanical, electrical, heating, ventilating, air-conditioning, plumbing or drainage equipment or systems that are necessary or advisable which individually or in the aggregate would have a Material Adverse Effect on the Corporation, and none of the Leased Properties is currently undergoing any alteration or renovation, that would have a Material Adverse Effect on the Corporation nor is any such alteration or renovation contemplated; and

         (h) each of the Leased Properties is fully serviced and has suitable access to public roads, and there are no outstanding levies, charges or fees assessed against the Leased Property by any public authority (including development or improvement levies, charges or fees).

3.13     REAL PROPERTY LEASES

         The Corporation is not a party to any lease or agreement in the nature of a lease in respect of any real property, whether as lessor or lessee, other than the leases (the "Leases") disclosed in writing by the Vendor to the Purchaser relating to the Leased Property. The Vendor has disclosed in writing to the Purchaser the parties to each of the Leases, their dates of execution and expiry dates, any options to renew, the locations of the leased lands and premises and the rent payable thereunder. Except as disclosed in writing by the Vendor to the Purchaser and except for Permitted Encumbrances, the Corporation occupies the Leased Property and has the exclusive right to occupy and use the Leased Property. Each of the Leases is in good standing and in full force and effect and neither the Corporation nor any other party thereto is in breach of any material covenants, conditions or obligations contained therein. The Vendor has provided a true copy of each Lease, together with any amendments thereto, to the Purchaser.

3.14     ACCOUNTS RECEIVABLE

         All accounts receivable, book debts and other debts due or accruing to the Corporation are bona fide and the allowance for doubtful accounts that has been reflected on the books of the Corporation has been calculated in accordance with GAAP.

3.15     INTELLECTUAL PROPERTY

         The Vendor has disclosed in writing to the Purchaser a complete and accurate list of all material trade marks, trade names, business names, patents, inventions, know-how, copyrights, service marks, brand names, industrial designs and all other industrial or intellectual property owned or used by the Corporation in carrying on the Business in the United States of America or elsewhere and all applications therefor and all goodwill connected therewith, including, without limitation, all licences and all like rights used by or granted to the Corporation in connection with the Business and all right to register or otherwise apply for the protection on any of the foregoing (collectively, the "Intellectual Property"). The Vendor has disclosed in writing to the Purchaser a complete and accurate particulars of all registrations or applications for registration of the Intellectual Property. The Intellectual Property comprises all material trade marks, trade names, business names, patents, inventions, know-how, copyrights, service marks, brand marks, industrial designs and all other industrial or intellectual property necessary to conduct the Business. The Corporation is the sole owner of the Intellectual Property (other than Intellectual Property licensed from third parties that is disclosed in writing by the Vendor to the Purchaser, free and clear of all Encumbrances, and is not a party to or bound by any Contract or other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Intellectual Property (other than Intellectual Property licensed from third parties that is disclosed in writing by the Vendor to the Purchaser). No person has been granted any interest in or right to use all or any portion of the Intellectual Property. Neither the Vendor nor the Corporation is aware of a claim of any infringement or breach of any industrial or intellectual property rights of any other person by the Corporation, nor has the Vendor of the Corporation received any notice that the conduct of the Business, including the use of the Intellectual Property, infringes upon or breaches any industrial or intellectual property rights of any other person, and neither the Vendor nor the Corporation, after due inquiry, has any knowledge of any infringement or violation of any of their rights or the rights of the Corporation in the Intellectual Property. To the knowledge of the Corporation, the conduct of the Business does not infringe upon the patents, trade marks, licences, trade names, business names, copyright or other industrial or intellectual property rights, domestic or foreign, of any other person where such infringement would have a Material Adverse Effect on the Corporation. Neither the Vendor nor the Corporation is aware of any state of facts that casts doubt on the validity or enforceability of any of the Intellectual Property. The Vendor has provided to the Purchaser a true and complete copy of all Contracts and amendments thereto that comprise or relate to the Intellectual Property.

3.16     INSURANCE

         The Corporation has (i) all of its material property and assets insured against loss or damage (ii) product liability insurance, and (iii) commercial general liability insurance, and such insurance coverage will be continued in full force and effect to and including the Time of Closing. The Vendor has disclosed in writing to the Purchaser all insurance policies (specifying the insurer, the amount of the coverage, the type of insurance, the policy number and any pending claims thereunder) maintained by the Corporation on its property and assets or personnel as of the date hereof sets out the most recent inspection reports, if any, received from insurance underwriters or others as to the condition of the property and assets of the Corporation. The Corporation is not in default with respect to any of the provisions contained in any such insurance policy, and has not failed to give any notice or present any claim under any such insurance policy in a due and timely fashion, where such default or failure would have a Material Adverse Effect on the Corporation. The Vendor has provided to the Purchaser a true copy of each insurance policy and report disclosed in writing by the Vendor to the Purchaser.

3.17     NO EXPROPRIATION

         No material property or asset of the Corporation has been taken or expropriated or condemned by any federal, state, municipal or other authority nor has any notice or proceeding in respect thereof been given or commenced nor is the Vendor or the Corporation aware of any intent or proposal to give any such notice or commence any such proceeding.

3.18     AGREEMENTS AND COMMITMENTS

         Except as disclosed in writing by the Vendor to the Purchaser, the Corporation is not a party to or bound by any material Contract relating to the property, assets, Business or operations of the Corporation, including, without limiting the generality of the foregoing:

         (a) any distributor, sales, advertising, agency or manufacturer's representative Contract;

         (b) any collective bargaining agreement or other Contract with any labour union;

         (c) any continuing Contract for the purchase of materials, supplies, equipment or services involving more than $10,000 in respect of all such Contracts;

         (d) any employment or consulting Contract or any other written Contract with any officer, employee or consultant other than oral Contracts of indefinite hire terminable by the employer without cause on reasonable notice;

         (e) any profit sharing, bonus, stock option, pension, retirement, disability, stock purchase, medical, dental, hospitalization, insurance or similar plan or agreement providing benefits to any current or former director, officer, employee or consultant;

         (f) any trust indenture, mortgage, promissory note, loan agreement, guarantee or other Contract for the borrowing of money or a leasing transaction of the type required to be capitalized in accordance with generally accepted accounting principles;

         (g)      any commitment for charitable contributions;

         (h) any Contract for capital expenditures in excess of $10,000 in the aggregate;

         (i) any Contract for the sale of any assets, other than sales of inventory to customers in the ordinary course of the Business;

         (j) any Contract pursuant to which the Corporation is a lessor of any material machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

         (k) any confidentiality, secrecy or non-disclosure Contract (whether the Corporation is a beneficiary or obligor thereunder) relating to any proprietary or confidential information or any non-competition or similar Contract;

         (l) any licence, franchise or other agreement that relates in whole or in part to any Intellectual Property;

         (m) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any other similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other person (except for cheques endorsed for collection);

         (n) any Contract that expires, or may expire if the same is not renewed or extended at the option of any person other than the Corporation, more than one year after the date of this Agreement; or

         (o) any Contract entered into by the Corporation other than in the ordinary course of Business;

The Corporation has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not in default or alleged to be in default in respect of, any Contract relating to the property, assets, Business or operations of the Corporation, to which it is a party or by which it is bound where such default or alleged default would have a Material

Adverse Effect on the Corporation; all such Contracts are in good standing and in full force and effect where the failure to be in good standing or in full force and effect would have a Material Adverse Effect on the Corporation, and no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute a default under any of the foregoing that would have a Material Adverse Effect on the Corporation. The Vendor has provided to the Purchaser a true and complete copy of each Contract disclosed in writing by the Vendor to the Purchaser and all amendments thereto.

3.19     COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATION

         The Corporation has complied with all laws, statutes, ordinances, regulations, rules, judgments, decrees or orders applicable to the Business or the Corporation where the failure to comply would have a Material Adverse Effect on the Corporation. The Vendor has disclosed in writing to the Purchaser a complete and accurate list of all material licences, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise) (the "Licences") held by or granted to the Corporation, and there are no other material licences, permits, approvals, consents, certificates, registrations or authorizations necessary to carry on the Business or to own or lease any of the property or assets utilized by the Corporation. Each Licence is valid, existing and in good standing where the failure to be valid, subsisting or in good standing would have a Material Adverse Effect on the Corporation and the Corporation is not in default or breach of any License where the default or breach would have a Material Adverse Effect on the Corporation and, to the knowledge of the Vendor, no proceeding is pending or threatened to revoke or limit any Licence. The Vendor has to provide a true and complete copy of each Licence and all amendments thereto to the Purchaser.

3.20     CONSENTS AND APPROVALS

         There is no requirement to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any Governmental or Regulatory Authority as a condition to the lawful consummation of the transactions contemplated by this Agreement, except for the filings, notifications, licences, permits, certificates, registrations, consents and approvals disclosed in writing by the Vendor to the Purchaser or that relate solely to the identity of the Purchaser or the nature of any business carried on by the Purchaser. There is no requirement under any Contract relating to the Business or the Corporation to which the Vendor Parent, the Vendor or the Corporation is a party or by which it is bound to give any notice to, or to obtain the consent or approval of, any party to such agreement, instrument or commitment relating to the consummation of the transactions contemplated by this Agreement except for the notifications, consents and approvals disclosed in writing by the Vendor to the Purchaser.

3.21     FINANCIAL STATEMENTS

         The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods, are correct and complete and present fairly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and financial condition of the Vendor Parent, in the case of the Audited Financial Statements and Interim Financial Statements, and the Corporation, in the case of the Corporation's Financial

Statements, and as at the respective dates of the Financial Statements and the sales, earnings and results of operations of the Corporation for the respective periods covered by the Financial Statements. When prepared, the Closing Financial Statements will be unaudited and prepared in accordance with generally accepted accounting principles applied on a basis consistent with those used in the preparation of the Audited Financial Statements and will present fairly the financial position and results of operations of the Corporation as at the close of business on the Closing Date.

3.22     BOOKS AND RECORDS

         The books and records of the Corporation fairly and correctly set out and disclose in accordance with generally accepted accounting principles the financial position of the Corporation as at the date hereof in all material respects and all financial transactions of the Corporation have been accurately recorded in such books and records in all material respects.

         The minute books of the Corporation contain accurate and complete records of all meetings, resolutions and corporate actions taken by the shareholders, boards of directors and all committees thereof in all material respects. No meeting of shareholders, directors or any committee of either of them has been held for which minutes have not been prepared and are not contained in such minute books.

3.23     ABSENCE OF CHANGES

         Except as disclosed in writing by the Vendor to the Purchaser and other than as contemplated by this Agreement, since March 31, 2003, the Corporation has carried on the Business and conducted its operations and affairs only in the ordinary and normal course consistent with past practice and there has not been:

         (a) any Material Adverse Change in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of the Corporation;

         (b) any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Corporation which would have a Material Adverse Effect on the Corporation, other than those incurred in the ordinary and normal course and consistent with past practice;

         (c) any labour trouble Materially Adversely Affecting the Corporation;

         (d) any general increase in the compensation of employees of the Corporation (including, without limitation, any increase pursuant to any Employee Plan or commitment), or any increase in any such compensation or bonus payable to any officer, employee, consultant or agent thereof (having an annual salary or remuneration in excess of $75,000) or the execution of any employment contract with any officer or employee (having an annual salary or remuneration in excess of $75,000), or the making of any loan to, or engagement in any transaction with, any employee, officer or director of the Corporation;

         (e) any capital expenditures or commitments of the Corporation in excess of $100,000 in the aggregate;

         (f) any material forward purchase commitments in excess of the requirements of the Corporation for normal operating inventories or at prices materially higher than the current market prices;

         (g) any material change in the accounting or tax practices followed by the Corporation; or

         (h) any material change adopted by the Corporation in its depreciation or amortization policies or rates.

3.24     TAXES

         The Corporation has duly filed on a timely basis all Tax Returns, elections and reports required to be filed by it and such are true complete and correct and has paid all Taxes assessments, reassessments, governmental charges, penalties, interest and fines due and payable by it. The Corporation has made adequate provision for Taxes payable by it for the current period and any previous period for which Tax Returns are not yet required to be filed. There are no audits, actions, assessments suits, proceedings, investigations or claims pending or, to the knowledge of the Corporation and the Vendor, likely, that would have a Material Adverse Effect on the Corporation, due to any grounds including aggressive treatment of income, expenses, credits or other amounts in filing its tax returns, or threatened against, the Corporation in respect of Taxes, governmental charges or assessments, nor are there any material matters under discussion with any Governmental or Regulatory Authority relating to taxes, governmental charges or assessments asserted by any such authority. The Corporation is not party to any agreement or undertaking with respect to taxes including without limitation undertakings with respect to deferrals of land transfer tax or with respect to debt forgiveness under any tax legislation. The Corporation has never been required to file any Tax Return with, and has never been liable to pay any Taxes to, any Governmental or Regulatory Authority outside the United States of America.

3.25     LITIGATION

         Except as disclosed in writing by the Vendor to the Purchaser, there are no actions, suits or proceedings (whether or not purportedly on behalf of the Corporation) pending or, to the knowledge of the Vendor or the Corporation threatened against or affecting, the Corporation at law or in equity, or before or by any federal, state, municipal or other Governmental or Regulatory Authority, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or by or before an arbitrator or arbitration board that, if adversely determined, would have a Material Adverse Effect on the Corporation. Neither the Vendor nor the Corporation is aware of any ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

3.26     RESIDENCY

         The Vendor is a resident of Canada for the purposes of the Tax Act.

3.27     ACCOUNTS AND ATTORNEYS

         The Vendor has disclosed in writing to the Purchaser:

         (a) the name of each bank, trust company or similar institution in which the Corporation has accounts or safe deposit boxes, the number or designation of each such account and safe deposit box and the names of all persons authorized to draw thereon or to have access thereto; and

         (b) the name of each person, firm, corporation or business organization holding a general or special power of attorney from the Corporation and a summary of the terms thereof.

3.28     DIRECTORS AND OFFICERS

         The Vendor has disclosed in writing to the Purchaser the names and titles of all the officers and directors of the Corporation.

3.29     DIVIDENDS

         Since March 31, 2003, the Corporation has not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its outstanding shares of any class or agreed to do so.

3.30     NON-ARM'S LENGTH TRANSACTIONS

         The Corporation has not since March 31, 2003 made any payment or loan to, or borrowed any moneys from or is otherwise indebted to, any officer, director, employee, shareholder or any other person not dealing at arm's length with the Corporation (within the meaning of the Code), except as disclosed in writing by the Vendor to the Purchaser or in the Audited Financial Statements, and except for usual employee reimbursements and compensation paid in the ordinary and normal course of the Business. Except for Contracts of employment, the Corporation is not a party to any Contract with any officer, director, employee, shareholder or any other person not dealing at arm's length with the Corporation (within the meaning of the Code). Other than the Vendor Parent, PAC and the Vendor, to the knowledge of the Corporation, no officer, director or shareholder of the Corporation and no entity that is an Affiliate or Associate of one or more of such individuals:

         (a) owns, directly or indirectly, any interest in (except for interests in the Vendor Parent and shares representing less than one per cent of the outstanding shares of any class or series of any other publicly traded company), or is an officer, director, employee or consultant of, any person, other than a member of the Vendor Group, which is, or is engaged in business as, a competitor of the Business or the Corporation or a lessor, lessee, supplier, distributor, sales agent or customer of the Business or the Corporation;

         (b) owns, directly or indirectly, in whole or in part, any property that the Corporation uses in the operation of the Business; or

         (c) has any cause of action or other claim whatsoever against, or owes any amount to, the Corporation in connection with the Business, except for any liabilities reflected in the Audited Financial Statements and claims in the ordinary and normal course of business, such as for accrued vacation pay and accrued benefits under the Employee Plans.

3.31     ENVIRONMENTAL

         Except as disclosed in writing by the Vendor to the Purchaser:

         (a) the Corporation has been and is in compliance with all applicable federal, provincial, state, municipal and local laws, statutes, ordinances, by-laws and regulations and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency relating to the protection of the environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, recycling, release, disposal, discharge, transport or handling of Hazardous Substances (collectively, the "Environmental Laws") where the failure to so comply would have a Material Adverse Effect on the Corporation. "Hazardous Substances" means any pollutants, contaminants, chemicals or industrial, toxic or hazardous wastes or substances;

         (b) the Corporation has obtained all licences, permits, approvals, consents, certificates, registrations and other authorizations required under Environmental Laws for the operation of the Business (the "Environmental Permits") where the failure to so obtain would have a Material Adverse Effect on the Corporation, all of which have been disclosed in writing by the Vendor to the Purchaser. Each Environmental Permit is valid, subsisting and in good standing where the failure to be valid, subsisting or in good standing would have a Material Adverse Effect on the Corporation and the Corporation is not in default or breach of any Environmental Permit where the default or breach would have a Material Adverse Effect on the Corporation and no proceeding is pending, or threatened, to revoke, suspend or limit any Environmental Permit;

         (c) the Corporation has not used or permitted to be used, except in compliance with all Environmental Laws where the failure to so comply would have a Material Adverse Effect on the Corporation, any of its property (including the Leased Property) or facilities or any property or facility that it previously owned or leased, to generate, manufacture, process, distribute, use, treat, store, dispose of, transport or handle any Hazardous Substance;

         (d) the Corporation has never received any notice (whether written or oral) of, nor been prosecuted for an offence alleging, non-compliance with any Environmental Laws, and neither the Vendor nor the Corporation has settled any allegation of noncompliance short of prosecution. The Corporation does not have any knowledge of any events, circumstances or conditions that could result in the assertion of a claim that the Corporation, or the Business as conducted by the Corporation, is not in compliance with any Environmental Laws. There are no orders or directives of any Governmental or Regulatory Authority relating to environmental matters requiring any work, remediation, repairs, construction or capital expenditures with respect to the Business or any property of the Corporation, nor has the Corporation received notice that any such orders or directives are either pending or threatened;

         (e) there are, to the knowledge of the Corporation, no pending or proposed changes to Environmental Laws that would render illegal or restrict the manufacture or sale of any product manufactured or sold or service provided by the Corporation, that would have a Material Adverse Effect on the Corporation;

         (f) the Corporation has not caused or permitted or arranged for, nor does it have any knowledge of, the release, in any manner whatsoever, of any Hazardous Substance on or from any of its properties (including any of the Leased Property) or assets or any property or facility that it previously owned or leased, or any such release on or from a facility owned or operated by third parties but with respect to which the Corporation is or may reasonably be alleged to have liability that would have a Material Adverse Effect on the Corporation. All Hazardous Substances and all other wastes and other materials and substances used in whole or in part by the Corporation or resulting from the Business have been disposed of, treated and stored in compliance with all Environmental Laws where the failure to so comply would have a Material Adverse Effect on the Corporation. The Vendor has disclosed in writing to the Purchaser all locations where Hazardous Substances used in whole or in part by the Corporation have been or are being stored or disposed of;

         (g) the Corporation has not received any notice that it is potentially responsible for a federal, state, municipal or local clean-up site or corrective action at any location, whether or not currently or formerly owned or operated by the Corporation, under any Environmental Laws, that would have a Material Adverse Effect on the Corporation. The Corporation has not received any request for information in connection with any federal, state, municipal or local inquiries as to the release of Hazardous Substances at any disposal site or other location; and

         (h) the Vendor has delivered to the Purchaser true and complete copies of all material environmental audits, evaluations, assessments, studies or tests relating to the Corporation in the possession or control of the Corporation or the Vendor.

3.32     EMPLOYEE PLANS

         (a) The Vendor has disclosed in writing to the Purchaser each deferred compensation, bonus or incentive compensation, share option or purchase, severance, termination pay, hospitalization or other medical benefit, life or other insurance, vision, dental, drug, sick leave, disability, salary continuation, vacation, supplemental unemployment benefits, profit sharing, incentive or other compensation, mortgage assistance, pension or supplemental pension plan, retirement compensation arrangement, group registered retirement savings plan, deferred profit sharing plan, employee profit sharing plan, savings, retirement or supplemental retirement plan, program or arrangement, whether funded or unfunded, formal or informal, that is maintained, contributed to or required to be contributed to, by the Corporation, or to which the Corporation is a party, or bound by, or under which the Corporation has any liability or contingent liability for the benefit of employees or former employees of the Corporation and their dependants, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA (the "Employee Plans").


         (b) A true, current and complete copy of each Employee Plan (as amended to date) has been provided to the Purchaser together with current and complete copies of all documents relating to each Employee Plan, including, as applicable: (i) all documents establishing, creating or amending each Employee Plan, including but not limited to all prior versions of such documents and amendments thereto; (ii) all trust agreements and funding agreements; (iii) all contracts relating to each Employee Plan, including all insurance contracts, investment management agreements, subscription agreements and participation agreements; (iv) all statements of investment policies and procedures; (v) all financial statements, accounting statements and reports, annual returns and investment reports for each of the last three (3) years and the three (3) most recent actuarial reports and cost certificates (where applicable); (vi) all reports, returns, filings (including tax reports, returns and filings) and material correspondence with any Governmental or Regulatory Authority in the last three (3) years; (vii) all literature, booklets, summaries or manuals prepared for or circulated to employees generally concerning each Employee Plan; and (viii) all employee data and personnel records relating to the Employee Plans.

         (c) Each of the Employee Plans is, and has been, established, registered, qualified, administered and invested in compliance with (i) the terms thereof, (ii) all applicable laws, including, without limiting the generality of the foregoing, the ERISA or any other applicable pension and tax legislation, and (iii) the administrative practices of the applicable pension regulator and tax authorities, where the failure to so comply would have a Material Adverse Effect on the Corporation; and the Corporation has not received, in the last three (3) years, any notice from any person questioning or challenging such compliance (other than in respect of any claim related solely to that person), and the Vendor has no knowledge of any such notice from any person questioning or challenging such compliance beyond the last three (3) years.

         (d) No Employee Plan is registered, or required to be registered, under the Tax Act or any other law of Canada.

         (e) None of the Corporation and any of its agents are in breach of their fiduciary duty with respect to the Employee Plans where such breach would have a Material Adverse Effect on the Corporation.

         (f) All obligations due under the Employee Plans (whether pursuant to the terms thereof or any applicable laws) have been satisfied where the failure to so satisfy would have a Material Adverse Effect on the Corporation, and there are no outstanding defaults or violations thereunder by the Corporation that would have a Material Adverse Effect on the Corporation nor does the Vendor have any knowledge of any default or violation by any other person to the Employee Plans that would have a Material Adverse Effect on the Corporation.

         (g) Except as disclosed in writing by the Vendor to the Purchaser, there are no improvements, increases or changes to the benefits provided under the Employee Plans nor is there any pattern of ad hoc benefit increases and the Employee Plans do not provide for benefit increases or the acceleration of funding obligations that are contingent upon or will be triggered by the entering into of this Agreement or the completion of the transactions contemplated herein.

         (h) All employer and employee payments, contributions and premiums required to be remitted, paid to or in respect of the Employee Plans have been paid in a timely fashion in accordance with the terms thereof where the failure to so pay would have a Material Adverse Effect on the Corporation and all applicable laws, and no taxes, interest, penalties or fees are owing or exigible under any of the Employee Plans that would have a Material Adverse Effect on the Corporation.

         (i) Each Employee Plan (i) has, where applicable, received a determination letter from the IRS confirming that it qualifies under Section 401(a) of the Code and, to the knowledge of Vendor, nothing has occurred since the issuance of that letter which would adversely affect such qualified status or the plan sponsor's ability to rely on such determination letter, (ii) still has, where applicable, a remaining period of time under applicable treasury regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, or (iii) has, where applicable, been established under a standardized prototype plan document for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to Vendor.

         (j) There is no proceeding, action, investigation by any applicable Governmental or Regulatory Authority, including but not limited to the applicable pension regulator, the IRS or the United States Department of Labor, or any suit or claim of any person (other than routine claims for payment of benefits) pending or threatened in respect of any of the Employee Plans or their assets that would have a Material Adverse Effect on the Corporation, and, to the knowledge of the Vendors, no facts exist which could reasonably be expected to give rise to any such proceeding, action, investigation, suit or claim (other than routine claims for benefits).

         (k) With respect to any Employee Plan which is registered under pension legislation, ERISA or any other applicable laws, no event has occurred respecting the Employee Plan which would result in the revocation of such registration or entitle any person (without the consent of the Corporation) to wind-up or terminate the Employee Plan in whole or in part, or which could otherwise reasonably be expected to adversely affect the tax status thereof that would have a Material Adverse Effect on the Corporation.

         (l) The Corporation's pension plan is fully funded, on an ongoing basis, in accordance with the material terms thereof and taking into consideration all promised amendments thereto, the applicable pension legislation, the administrative requirements of the applicable pension regulator and commonly accepted actuarial principles, and there are no solvency deficiencies respecting the Corporation's pension plan.

         (m) No material changes have occurred in respect of each of the Employee Plans since the date of the most recent financial, accounting or actuarial report, as applicable, filed with the applicable pension regulator including, the IRS, the United States Department of Labor or any other applicable Governmental or Regulatory Authority (where applicable) in connection with such Employee Plan, nor have there been any events occurring prior to the most recent financial, accounting or actuarial or other report which are not disclosed in such report which could reasonably be expected to adversely affect the relevant report (including rendering it misleading in any material respect) or to have materially affected the financial status of such Employee Plan.

         (n) There has not been any withdrawal of, application for, or payment of any surplus or other funds out of, the Corporation's pension plan by any person including the Vendor and the Corporation. There is no actuarial surplus under the Corporation's pension plan as a continuing plan as at the date hereof.

         (o) If the Corporation has taken any contribution or premium holidays under the Corporation's pension plan, such holidays have been permitted by the applicable pension regulator, ERISA and all other applicable laws and have been permitted by the valid terms of the Corporation's pension plan.

         (p) All employee data necessary to administer the Employee Plans is in the possession of the Corporation and is complete, correct and in a form which is sufficient for the proper administration of the Employee Plans and will be provided to the Purchaser on Closing and, other than as disclosed in writing by the Vendor to the Purchaser, the Employee Plans do not provide benefits beyond retirement or other termination of service to employees or former employees or to the beneficiaries or dependants of such employees.

         (q) Each of the Employee Plans which has or purports to have tax-favoured treatment at the date hereof meets all requirements for tax-favoured treatment in effect as of the date hereof and has complied with the ERISA, the Code (and the regulations promulgated thereunder), to the extent it purports to qualify for such treatment.

         (r) Each of the Employee Plans which purports to qualify as a particular type of plan under the ERISA at the date hereof meets all requirements for such qualification in effect as of the date hereof and has complied with the provisions of the ERISA and the administrative practices of the IRS or the Department of Labor applicable to such plan.

3.33     COLLECTIVE AGREEMENTS

         Except as disclosed in writing by the Vendor to the Purchaser, the Corporation has not made any Contracts with any labour union or employee association nor made commitments to or conducted negotiations with any labour union or employee association with respect to any future agreements and, except as disclosed in writing by the Vendor to the Purchaser, neither the Vendor nor the Corporation is aware of any current attempts to organize or establish any labour union or employee association with respect to any employees of the Corporation, nor is there any certification of any such union with regard to a bargaining unit.

3.34     EMPLOYEES

         The Vendor has disclosed in writing to the Purchaser a complete and accurate list of the names of all individuals who are employees or sales or other agents or representatives of the Corporation specifying:

         (a) with respect to the unionized employees, the rate of hourly pay, whether or not such employee is absent for any reason such as lay off, leave of absence or workers' compensation; and

         (b) with respect to salaried employees and sales or other agents or representatives, the hire date, title, rate of salary and commission structure for each such employee, agent or representative.

The Company is not engaged, and has never been engaged, in any unfair labor practice of any nature. No notice has been received by the Corporation of any complaint filed with any Governmental or Regulatory Authority by any of the employees against the Corporation claiming that the Corporation has violated unfair business practices or any applicable employee or human rights or similar legislation in the jurisdictions in which the Business is conducted or the Corporation operates or of any complaints or proceedings of any kind involving the Corporation or, to the Vendor's and the Corporation's knowledge, any of the employees of the Corporation before any labour relations board, that would have a Material Adverse Effect on the Corporation, except as disclosed in writing by the Vendor to the Purchaser. There are no outstanding orders or charges against the Corporation under any applicable health and safety legislation in the jurisdictions in which the Business is conducted that would have a Material Adverse Effect on the Corporation. All levies, assessments and penalties made against the Corporation pursuant to any applicable workers' compensation legislation in the jurisdictions in which the Business is conducted that are due and payable have been paid by the Corporation and the Corporation has not been reassessed under any such legislation during the past two (2) years except where the failure to so pay would not have a Material Adverse Effect on the Corporation.

3.35     EMPLOYEE ACCRUALS

         All material accruals for unpaid vacation pay, premiums for unemployment insurance, health premiums, employee related Taxes accrued wages, salaries and commissions and employee benefit plan payments have been reflected in the books and records of the Corporation.

3.36     CUSTOMERS AND SUPPLIERS

         The Vendor has disclosed in writing to the Purchaser the major customers of the Corporation (being those customers of the Corporation accounting for more than 5% of sales for the period April 1, 2002 to March 31,
2003) and since March 31, 2003, except as disclosed in writing by the Vendor to the Purchaser, there has been no termination or cancellation of, and no material modification or change in, the Corporation's business relationship with any major customer or group of major customers. Except as disclosed in writing by the Vendor to the Purchaser, the Corporation has no reason to believe that the benefits of any relationship with any of the major customers or suppliers of the Corporation will not continue after the Closing Date in substantially the same manner as prior to the date of the Agreement.

3.37     PRODUCT WARRANTIES

         The Vendor has disclosed in writing to the Purchaser a complete list of all express, written warranties given to purchasers of products supplied by the Corporation.

3.38     NO PREDECESSORS

         Except for the merger effective November 24, 1999 with U.S. Cellulose Co., no corporation has been merged with the Corporation, by amalgamation, dissolution, arrangement or otherwise, in such a manner that the Corporation is or may become liable for any liabilities (contingent or otherwise) of any kind whatsoever of such corporation.

 3.39    FULL DISCLOSURE

         Neither this Agreement nor any document to be delivered pursuant to this Agreement by the Vendor or the Corporation nor any certificate, report, statement or other document furnished by the Vendor or the Corporation in connection with the negotiation of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There has been no event, transaction or information that has come to the attention of the Vendor or the Corporation that has not been disclosed to the Purchaser in writing that could reasonably be expected to have a Material Adverse Effect on the Corporation.

                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Vendor and acknowledges and confirms that the Vendor is relying on such representations and warranties in connection with the sale by the Vendor of the Purchased Shares:

4.1      ORGANIZATION

         The Purchaser is a corporation validly existing under the laws of the State of North Carolina, United States of America, and it has the corporate power to enter into and perform its obligations pursuant to this Agreement.

4.2      NO VIOLATION

         The execution and delivery of this Agreement by the Purchaser and the consummation of the transactions provided for herein will not result in the violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Purchaser under:

         (a) any Contract to which the Purchaser is a party or by which it is bound;

         (b) any provision of the constating documents or by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of the Purchaser;

         (c) any judgment, decree, order or award of any court, Governmental or Regulatory Authority or arbitrator having jurisdiction over the Purchaser; or

         (d)      any applicable, law, statute, ordinance, regulation or rule,

which individually or in the aggregate would have a Material Adverse Effect on the Purchaser.

4.3      AUTHORIZATION

         This Agreement has been duly authorized, executed and delivered by the Purchaser and is a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser by the Vendor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the enforcement of rights of creditors generally and except that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

4.4      CONSENTS AND APPROVALS

         There is no requirement for the Purchaser to make any filing with, give any notice to or obtain any licence, permit, certificate, registration, authorization, consent or approval of, any government or Governmental or Regulatory Authority as a condition to the lawful consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 5
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

5.1      SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE VENDOR

         The representations and warranties of the Vendor contained in this Agreement or in any document, certificate or undertaking given pursuant hereto shall terminate on the 45th day after the Closing Date.

5.2      EXPIRATION OF THE REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The representations and warranties of the Purchaser contained in this Agreement or in any document, certificate or undertaking given pursuant hereto shall terminate on the 45th day after the Closing Date.

                                    ARTICLE 6
                                    COVENANTS

6.1      ACCESS TO THE CORPORATION

         The Vendor shall forthwith make available to the Purchaser and its authorized representatives and, if requested by the Purchaser, provide a copy to the Purchaser of, all title documents, Contracts, financial statements, minute books, share certificate books, share registers, plans, reports, licences, orders, permits, books of account, accounting records, constating documents and all other documents, information or data relating to the Corporation and the Business, but nothing in this Article 6 requires the Corporation to provide to the Purchaser formulas relating to its Intellectual Property. The Vendor and the Corporation shall afford the Purchaser and its authorized representatives every reasonable opportunity to have free and unrestricted access to the Business and the property, assets, undertaking, records and documents of the Corporation and, to facilitate the foregoing, the Corporation will permit a representative of the Purchaser with such free and unrestricted access to be present at the offices of the Corporation from the date hereof to the Time of Closing. At the request of the Purchaser, the Vendor shall execute or cause to be executed such consents, authorizations and directions as may be necessary to permit any inspection of the Business and any property of the Corporation or to enable the Purchaser or its authorized representatives to obtain full access to all files and records relating to the Corporation and any of the assets of the Corporation maintained by Governmental or Regulatory Authorities. At the Purchaser's request, the Vendor shall co-operate with the Purchaser in arranging any such meetings as the Purchaser should reasonably request with:


         (a)      employees of the Corporation;

         (b) customers, suppliers, distributors or others who have or have had a business relationship with the Corporation; and

         (c) auditors, solicitors or any other persons engaged or previously engaged to provide services to the Corporation who have knowledge of matters relating to the Corporation and the Business.

In particular, without limitation, the Vendor shall permit the Purchaser's representatives or consultants to conduct all such testing and inspection in respect of environmental matters at such locations of the Business as the Purchaser may determine, in its sole discretion, as may be required to satisfy the Purchaser in respect of such matters, and the Vendor shall cause the Corporation to conduct, and the Corporation shall conduct, in co-operation with the representatives or consultants of the Purchaser, such physical review of the equipment of the Business as is necessary so as to enable the confirmation of the values carried on the respective balance sheets of the Corporation in respect of such assets, to the reasonable satisfaction of the Purchaser. The exercise of any rights of inspection by or on behalf of the Purchaser under this
Section 6.1 shall not mitigate or otherwise affect the representations and warranties of the Vendor hereunder, which shall continue in full force and effect as provided in Section 5.1.

6.2      DELIVERY OF BOOKS AND RECORDS

         At the Time of Closing there shall be delivered to the Purchaser, by the Vendor, all of the books and records of and relating to the Corporation and the Business. The Purchaser agrees that it will preserve the books and records so delivered to it for a period of six years from the Closing Date, or for such longer period as is required by any applicable law, and will permit the Vendor or its authorized representatives reasonable access thereto in connection with the affairs of the Vendor relating to its matters, but the Purchaser shall not be responsible or liable to the Vendor for or as a result of any accidental loss or destruction of or damage to any such books or records.

6.3      CHANGE AND USE OF NAME

         The Vendor agrees that, within forty-five (45) days from the Closing Date, it will change its name and the name of any of its Associates or Affiliates that bear the name Alternative Materials Technology to a name that does not include the words Alternative Materials Technology or any part thereof or any similar words. The Vendor agrees that from and after the Closing Date neither the Vendor nor any of its Associates or Affiliates will use the name Alternative Materials Technology or any part thereof or any similar words, including without limitation AMT or Alternative Materials (except for the use of the name AMT Environmental Products Inc. until forty-five (45) days from the Closing Date).

6.4      CONDUCT PRIOR TO CLOSING - VENDOR AND CORPORATION

         Without in any way limiting any other obligations of the Vendor and the Corporation hereunder, during the period from the date hereof to the Time of
Closing:

         (a) Conduct Business in the Ordinary Course. Except as otherwise contemplated by this Agreement, the Vendor shall cause the Corporation to conduct, and the Corporation shall conduct, the Business and the operations and affairs of the Corporation only in the ordinary and normal course of business consistent with past practice, and the Corporation shall not, without the prior written consent of the Purchaser, enter into any transaction or refrain from doing any action that, if effected before the date of this Agreement, would constitute a Material Adverse Change, and provided further that the Vendor shall not enter into any material supply arrangements relating to the Corporation or make any material decisions or enter into any material Contracts with respect to the Corporation without the consent of the Purchaser, which consent shall not be unreasonably withheld;

         (b) Continue Insurance. The Vendor shall cause the Corporation to continue, and the Corporation shall continue, to maintain in full force and effect all policies of insurance or renewals thereof now in effect, shall take out, at the expense of the Purchaser, such additional insurance as may be reasonably requested by the Purchaser and shall give all notices and present all claims under all policies of insurance in a due and timely fashion;

         (c) Regulatory Consents. The Vendor shall use commercially reasonable efforts to obtain or cause the Corporation to obtain, and the Corporation shall use commercially reasonable efforts to obtain, at or prior to the Time of Closing, from all material federal, provincial, state, municipal or other Governmental or Regulatory Authority, the licences, permits, consents, approval, certificates, registrations and authorizations described in Schedule 10;

         (d) Contractual Consents. The Vendor shall use commercially reasonable efforts to give or obtain or cause the Corporation to give or obtain, and the Corporation shall use commercially reasonable efforts to obtain, the notices, consents and approvals described in Schedule 11;

         (e) Preserve Goodwill. The Vendor shall use commercially reasonable efforts to preserve, and cause the Corporation to preserve intact, and the Corporation shall use commercially reasonable efforts to preserve intact, the Business and the property, assets, operations and affairs of the Corporation and to carry on the Business and the affairs of the Corporation as currently conducted, and to promote and preserve for the Purchaser the goodwill of suppliers, customers and others having business relations with the Corporation;

         (f) Discharge Liabilities. The Vendor shall cause the Corporation to pay and discharge, and the Corporation shall pay and discharge, the liabilities of the Corporation in the ordinary course in accordance and consistent with the previous practice of the Corporation, except those contested in good faith by the Corporation;

         (g) Corporate Action. The Vendor shall use commercially reasonable efforts to take and cause the Corporation to take, and the Corporation shall use its commercially reasonable efforts to take, all necessary corporate action, steps and proceedings to approve or authorize, validly and effectively, the execution and delivery of this Agreement and the other agreements and documents contemplated hereby and to complete the transfer of the Purchased Shares to the Purchaser and to cause all necessary meetings of directors and shareholders of the Vendor and the Corporation to be held for such purpose; and


         (h) Commercial Reasonable Efforts. The Vendor Group shall use commercially reasonable efforts to satisfy the conditions contained in Section 7.1.

Notwithstanding any other provision of this Agreement or this Section 6.4 the Corporation is expressly permitted to repay the Intercorporate Indebtedness, to pay the Eligible Expenses and to assume and pay the Maligie Payment.

6.5      CONDUCT PRIOR TO CLOSING - PURCHASER

         The Purchaser shall use commercially reasonable efforts to satisfy the conditions contained in Section 7.2.

6.6      DELIVERY OF DOCUMENTS

         The Vendor shall deliver to the Purchaser all necessary transfers, assignments and other documentation reasonably required to transfer the Purchased Shares to the Purchaser with a good and marketable title, free and clear of all Encumbrances, except for Permitted Encumbrances.

6.7      DELIVERY OF VENDOR'S AND CORPORATION'S CORPORATE AND CLOSING
         DOCUMENTATION

         The Vendor shall deliver to the Purchaser a certificate of status and two copies, certified by a senior officer of the Vendor and the Corporation, respectively, dated as of the Closing Date, of the constating documents and by-laws of each of the Vendor and the Corporation and of the resolutions of each of the Vendor and the Corporation authorizing the execution, delivery and performance by the Vendor and the Corporation of this Agreement and any documents to be provided by either of them pursuant to the provisions hereof. The Vendor shall also execute and deliver or cause to be executed and delivered to the Purchaser two copies of such other documents relevant to the closing of the transaction contemplated hereby as the Purchaser, acting reasonably, may request.

6.8      DELIVERY OF PURCHASER'S CLOSING DOCUMENTATION

         The Purchaser shall deliver to the Vendor a certificate of status and two copies, certified by a senior officer of the Purchaser, dated as of the Closing Date, of its constating documents and by-laws and of the resolution authorizing the execution, delivery and performance by the Purchaser of this Agreement and any documents to be provided by it pursuant to the provisions hereof. The Purchaser shall also execute and deliver or cause to be executed and delivered two copies of each of such other documents relevant to the closing of the transaction contemplated hereby as the Vendor, acting reasonably, may request.

6.9      INTERCORPORATE INDEBTEDNESS

         If so requested by the Corporation, the Purchaser will make available to the Corporation sufficient funds to repay the Intercorporate Indebtedness at the Closing Time, however, the Corporation will use commercially reasonable efforts to first repay such Intercorporate Indebtedness from cash reserves and existing credit facilities.

6.10     MALIGIE PAYMENT

         At or prior to the Time of Closing, the Corporation shall assume and pay the Maligie Payment and obtain releases from the beneficiaries in form and content acceptable to Purchaser, acting reasonably.

6.11     SHAREHOLDER APPROVAL

         The Vendor Parent covenants in favour of the Purchaser to use commercially reasonable efforts to, in a timely and expeditious manner, prepare a management information circular for the purpose of, inter alia, obtaining Shareholder Approval and to file and mail same in compliance with applicable laws. The Vendor Parent covenants in favour of the Purchaser to use commercially reasonable efforts to, in a timely and expeditious manner, obtain the approval of the TSX Venture Exchange to the transaction contemplated by this Agreement.

                                   ARTICLE 7
                              CONDITIONS OF CLOSING

7.1      CONDITIONS OF CLOSING IN FAVOUR OF THE PURCHASER

         The sale and purchase of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Purchaser, to be fulfilled or performed, unless otherwise indicated, at or prior to the Time of
Closing:

         (a) Representations and Warranties. The representations and warranties of the Vendor contained in this Agreement shall be true and correct at the Time of Closing, with the same force and effect as if such representations and warranties were made at and as of such time (except to the extent such representations and warranties speak as of an earlier date or except as affected by transactions contemplated by this Agreement (including for greater certainty, the Corporation's repayment of the Intercorporate Indebtedness, payment of the Eligible Expenses and assumption and payment of the Maligie Payment) or except for any failure or breaches of representations and warranties which individually or in the aggregate do not have, or would not reasonably be expected to have, a Material Adverse Effect on the Corporation or materially impede the transaction contemplated by this Agreement), and certificates of the President of the Vendor and of the President of the Corporation dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

         (b) Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendor Group at or before the Time of Closing shall have been complied with or performed, except to the extent that the failure to comply with such terms, covenants and conditions has not had, or would not reasonably be expected to have, individually or in the aggregate a Material Adverse Effect on the Corporation or materially impede the completion of the transactions contemplated by this Agreement, and certificates of the President of the Vendor and the President of the Corporation dated the Closing Date to that effect shall have been delivered to the Purchaser, such certificates to be in form and substance satisfactory to the Purchaser, acting reasonably;

         (c) Regulatory Consents. There shall have been obtained from all federal, provincial, municipal or other Governmental or Regulatory Authority, such material licences, permits, consents, approvals, certificates, registrations and authorizations as are required to be obtained by the Vendor or its affiliates to permit the change of ownership of the Purchased Shares contemplated hereby including, without limitation, those disclosed in writing by the Vendor to the Purchaser;

         (d) Contractual Consents. The Vendor shall have given or obtained the material notices, consents and approvals disclosed in writing by the Vendor to the Purchaser, in each case in form and substance satisfactory to the Purchaser, acting reasonably;

         (e) Material Adverse Change. Except for transactions contemplated by this Agreement and except as disclosed in writing by the Vendor to the Purchaser, there shall have been no Material Adverse Change in the condition (financial or otherwise), assets, liabilities, operations, earnings, business or prospects of the Corporation since the date of the Financial Statements;

         (f) No Action or Proceeding. No material legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Shares contemplated hereby;

         (g) Shareholder Approval. The resolution of the Vendor Parent's shareholders shall have been obtained to complete the transactions contemplated by this Agreement (the "Shareholder Approval");

         (h)      Employment Contract. On or before November 15, 2003, William
                  A. Maligie shall have executed and delivered to the Corporation an employment agreement in a form acceptable to the Purchaser acting reasonably;

         (i)      Non-Competition Agreement. The Vendor, PAC, the Vendor Parent,
                  E. Laughlin Flanagan and Gordon Ellis shall have executed and delivered to the Purchaser a non-competition agreement in a form acceptable to the Purchaser, acting reasonably;

         (j) Resignation of Directors and Officers. Such directors and officers of the Corporation as the Purchaser may specify shall have resigned as of the Time of Closing;

         (k) Release by Directors and Officers. Such directors and officers of the Corporation as the Purchaser may specify shall have executed and delivered, at the Time of Closing, releases in favour of the Corporation and the Purchaser in the form acceptable to the Purchaser, acting reasonably;

         (l) EVA Release. Vendor Parent shall have paid an aggregate of $298,772 to the, and obtained a release (in the form acceptable to the Purchaser, acting reasonably) from all, employees of the Vendor Group in respect of obligations due to such employees pursuant to the Vendor Parent's 1998 Directors, Consultants and Employee Economic Value Added Incentive Compensation Method Plan;

         (m) Vendor Re-Organisation. The Vendor: (i) shall have caused all material agreements, plans and permits from which the Corporation or its employees enjoy a benefit (other than the Vendor Parent's 1998 Stock Option Plan, the Vendor Parent's 1998 Directors, Consultants and Employee Economic Value Added Incentive Compensation Method Plan, the Vendor Parent's Directors' and Officers' Liability Insurance, and the B of A Loan Agreement) to be assigned to the Corporation to be so assigned to the Corporation from its Affiliates without any Material Adverse Effect on the Business or the interests of the Corporation's employees, (ii) shall have obtained a full release of the Corporation in respect of any joint obligations of the Corporation and its Affiliates (other than those obligations assigned to the Corporation), (iii) shall have obtained a full release of the Corporation from guarantees of the Corporation in respect of obligations of the Vendor Parent, PAC and the Vendor, and (iv) shall have obtained all necessary consents of third parties in connection with the foregoing, all as requested by and with a result that is satisfactory to the Purchaser, acting reasonably;

         (n) Minimum Net Income. The net income of the Corporation before taxes for the three fiscal quarters ended December 31, 2003 is not less than $425,000; and

         (o) B of A Loan Agreement. The B of A Loan Agreement shall have been terminated.

The foregoing conditions are for the benefit of the Purchaser and may be waived in whole or in part by the Purchaser at any time. If any of these conditions cannot be complied with or are not capable of being complied with by the Vendor or waived by the Purchaser on or before the date required for their performance and provided such non-compliance did not arise from the acts or omissions of the Purchaser, then the Purchaser may rescind and terminate this Agreement by written notice to the Vendor and the Corporation and shall have no other right or remedy against the Vendor, except as set forth in Article 11; provided, however, where a condition is required to be complied with by a date other than the Time of Closing, in order to rescind and terminate this Agreement pursuant to such condition written notice of such termination must be provided by the Purchaser to the Vendor within five Business Days of such Date.

7.2      CONDITIONS OF CLOSING IN FAVOUR OF THE VENDOR

         The purchase and sale of the Purchased Shares is subject to the following terms and conditions for the exclusive benefit of the Vendor, to be fulfilled or performed, unless otherwise indicated, at or prior to the Time of
Closing:

         (a) Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct at the Time of

                  Closing, with the same force and effect as if such representations and warranties were made at and as of such time (except to the extent such representations and warranties speak as of an earlier date or except as affected by transactions contemplated by this Agreement or except for any failure or breaches of representations and warranties which individually or in the aggregate do not have, or would not reasonably be expected to have, a Material Adverse Effect on the Purchaser or materially impede the transactions contemplated by this Agreement), and a certificate of the President of the Purchaser dated the Closing Date to the effect shall have been delivered to the Vendor, such certificate to be in form and substance satisfactory to the Vendor, acting reasonably;

         (b) Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser at or before the Time of Closing shall have been complied with or performed, except to the extent that the failure to comply with such terms, covenants and conditions has not had, or would not reasonably be expected to have individually or in the aggregate a Material Adverse Effect on the Corporation or materially impede the completion of the transactions contemplated by this Agreement, and a certificate of the President of the Purchaser dated the Closing Date to that effect shall have been delivered to the Vendor, such certificate to be in form and substance satisfactory to the Vendor, acting reasonably;

         (c) Regulatory Consents. There shall have been obtained, from all material federal, provincial, municipal or other Governmental or Regulatory Authority, such material licences, permits, consents, approvals, certificates, registrations and authorizations as are required by law to be obtained by the Purchaser to permit the change of ownership of the Purchased Shares contemplated hereby including those disclosed in writing by the Vendor to the Purchaser, in each case in form and substance satisfactory to the Vendor, acting reasonably;

         (d) Contractual Consents. The Vendor shall have given or obtained the material notices, consents and approvals disclosed in writing by the Vendor to the Purchaser, in each case in form and substance satisfactory to the Vendor, acting reasonably;

         (e) No Action or Proceeding. No material legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Purchased Shares contemplated hereby;

         (f) Shareholder Approval. Shareholder Approval shall have been obtained;

         (g) Employment Contract. William A. Maligie shall have executed and delivered to the Corporation an employment agreement in a form acceptable to the Vendor, acting reasonably;

         (h) Tax Opinion. On or before the date which is five Business Days from the date hereof, Vendor Parent shall have received favourable opinions from its tax advisors with respect to the distribution of funds to shareholders of Vendor Parent in connection with the winding-up of the Vendor Parent;

         (i) Intercorporate Indebtedness. The Intercorporate Indebtedness shall have been repaid or arrangements shall have been made for repayment satisfactory to the Vendor Group;

         (j) EVA Release. Vendor Parent shall have paid an aggregate of $298,772 to the, and obtained a release (in the form acceptable to the Purchaser, acting reasonably) from all, employees of the Vendor Group in respect of obligations due to such employees pursuant to the Vendor Parent's 1998 Directors, Consultants and Employee Economic Value Added Incentive Compensation Method Plan;

         (k) Vendor Re-Organization. Vendor Parent, PAC and the Vendor shall have been released from all obligations in material agreements and permits assigned to the Corporation from its Affiliates and shall have received an indemnity in respect thereof from the Corporation in a form suitable to the Vendor, acting reasonably; and

         (l) Maligie Payment. Vendor Parent shall have been released from its obligations in respect of the Maligie Payment and shall have received an indemnity in respect thereof from the Corporation in a form suitable to the Vendor, acting reasonably.

The foregoing conditions are for the benefit of the Vendor and may be waived in whole or in part by the Vendor at any time. If any of these conditions cannot be complied with or are not capable of being complied with by the Purchaser or waived by the Vendor on or before the date required for their performance and provided such non-compliance did not arise from the acts or omissions of the Vendor, then the Vendor may rescind and terminate this Agreement by written notice to the Purchaser and shall have no other right or remedy against the Purchaser, except as set forth in Article 11; provided, however, where a condition is required to be complied with by a date other than the Time of Closing, in order to rescind and terminate this Agreement pursuant to such condition written notice of such termination must be provided by the Vendor to the Purchaser within five Business Days of such date.

                                    ARTICLE 8
                              CLOSING ARRANGEMENTS

8.1      PLACE OF CLOSING

         The closing shall take place at the Time of Closing at the offices of Farris, Vaughan, Wills & Murphy, counsel for the Vendor, in Vancouver, British Columbia.

8.2      TRANSFER

         At the Time of Closing, upon fulfilment of all the conditions set out in Article 7 that have not been waived in writing by the Purchaser or the Vendor, the Vendor shall deliver to the Purchaser certificates representing all the Purchased Shares, duly endorsed in blank for transfer, with all exigible security transfer taxes paid, and will cause transfers of such shares to be duly and regularly recorded in the name of the Purchaser, or its nominee(s), and will cause a meeting of the board of directors of the Corporation to be held, at which the directors and officers of the Corporation specified by the Purchaser will resign in favour of nominees of the Purchaser whereupon, subject to all other terms and conditions hereof being complied with, payment of the Purchase Price shall be paid and satisfied in the manner provided in Article 2.

8.3      FURTHER ASSURANCES

         Each party to this Agreement covenants and agrees that, from time to time subsequent to the Closing Date, it will, at the request and expense of the requesting party, execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as any other party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.

                                    ARTICLE 9
                                 INDEMNIFICATION

9.1      INDEMNIFICATION BY THE VENDOR

         Subject to this Article 9, the Vendor agrees to indemnify and save harmless the Purchaser from all Losses suffered or incurred by the Purchaser as a result of or arising directly or indirectly out of or in connection with:

         (a) any material breach by the Vendor or the Corporation of or any inaccuracy of any representation or warranty of the Vendor or the Corporation contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto (provided that the Vendor shall not be required to indemnify or save harmless the Purchaser in respect of any breach or inaccuracy of any representation or warranty unless the Purchaser shall have provided notice to the Vendor in accordance with Section 9.3 on or prior to the expiration of the applicable time period related to such representation and warranty set out in Section 5.1);

         (b) any material breach or non-performance by the Vendor or the Corporation of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto; and

         (c) all debts, liabilities or contracts whatsoever (whether accrued, absolute, contingent or otherwise) of the Corporation existing at the Time of Closing, including any liabilities for federal, state, provincial, sales, excise, income, corporate or any other taxes of the Corporation for any period up to and including the Time of Closing, and not disclosed on, provided for or included in the balance sheets forming part of the Financial Statements, except those liabilities:

                  (i)      disclosed in this Agreement or any Schedule hereto;

                  (ii) accruing or incurred subsequent to March 31, 2003 in the ordinary course of the Business; or

                  (iii)    incurred pursuant to this Agreement.

9.2      INDEMNIFICATION BY THE PURCHASER

         Subject to this Article 9, the Purchaser agrees to indemnify and save harmless the Vendor from all Losses suffered or incurred by the Vendor as a result of or arising directly or indirectly out of or in connection with:

         (a) any material breach by the Purchaser of or any inaccuracy of any representation or warranty of the Purchaser contained in this agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto; and

         (b) any material breach or non-performance by the Purchaser of any covenant to be performed by it that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.

9.3      NOTICE OF CLAIM

         In the event that a party (the "Indemnified Party") shall become aware of any claim, proceeding or other matter (a "Claim") in respect of which another party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known.

         If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of any Claim in time to contest effectively the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

9.4      DISPUTE OF CLAIMS

         With respect to any Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 10 Business Days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both parties agree at or prior to the expiration of such 10 Business Day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim, failing which the matter shall be submitted to arbitration pursuant to the Commercial Arbitration Act (British Columbia) based upon the following:

         (a) the tribunal shall consist of one arbitrator (the "Claim's Arbitrator") appointed by mutual agreement of the parties acting in good faith; the Claim's Arbitrator shall be a person reasonably knowledgeable with respect to the matters involved in the arbitration. If the parties fail to agree on the arbitrator, one shall be appointed in accordance with the Commercial Arbitration Act (British Columbia);

         (b) the Claim's Arbitrator shall be instructed that time is of the essence in proceeding with his or her determination of the dispute and, in any event, the award of the Claim's Arbitrator must be rendered within 30 days of the day in which the submission of such dispute to arbitration was made;

         (c)      the arbitration shall take place in Vancouver, British
                  Columbia;

         (d) the arbitration award shall be given in writing and shall be final and binding on the parties, not subject to any appeal, and shall deal with all matters related thereto;

         (e) the prevailing party in the arbitration proceedings shall be awarded reasonable legal fees, expert witness costs and expenses and all other costs and expenses incurred directly or indirectly in connection with the proceedings, unless the Arbitrator shall for good cause determine otherwise; and

         (f) judgement upon the award rendered may be entered in any court having jurisdiction, or application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.

9.5      EXCLUSIVITY

         The provisions of this Article 9 shall apply to any Claim for breach of any covenant, representation, warranty or other provision of this Agreement or any agreement, certificate or other document delivered pursuant hereto (other than a claim for specific performance or injunctive relief) with the intent that all such Claims shall be subject to the limitations and other provisions contained in this Article 9 with the exception of these Claims contemplated by Sections 11.1 and 11.2.

9.6      LIMITATION ON INDEMNIFICATION - VENDOR

         The indemnity obligations of the Vendor pursuant to Section 9.1 shall be limited in the following respects:

         (a) in no event shall the Vendor be responsible to indemnify the Purchaser for Purchaser's Losses in excess of $750,000 less the amount of payments made or to be made, if any, pursuant to
                  Section 2.5; and

         (b) in no event shall the Vendor be responsible to indemnify the Purchaser for Purchaser's Losses which, in the aggregate, do not exceed $50,000.

9.7      LIMITATIONS AND INDEMNIFICATION - PURCHASER

         The Indemnity obligations of the Purchaser pursuant to Section 9.2 in respect of any material breach by the Purchaser of or an inaccuracy of any representation or warranty of the Purchaser contained in this agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto shall be limited in the following respects:

         (a) in no event shall the Purchaser be responsible to indemnify the Vendor for Vendor's Losses in excess of $750,000; and

         (b) in no event shall the Purchaser be responsible to indemnify the Vendor for Vendor's Losses which, in the aggregate, do not exceed $50,000.

                                   ARTICLE 10
                               SUPERIOR PROPOSALS

10.1     RIGHT TO MATCH

Each of the Vendor Group may, upon receipt of an opinion of legal counsel specifying they are required to do so to comply with their fiduciary duties, solicit additional information and/or proposals related to the sale or value of each of the Vendor Group during the Exclusivity Period. Each member of the Vendor Group covenants that, during the Exclusivity Period, they will not enter into any agreement, arrangement or understanding regarding a Superior Proposal (the "Proposed Agreement") without providing the Purchaser with an opportunity to amend this Agreement to provide for terms at least as favourable as those contained in the Proposed Agreement (as determined by such member of the Vendor Group, in good faith), with the result that the Superior Proposal would cease to be a Superior Proposal. In particular each member of the Vendor Group covenants to provide the Purchaser with a complete copy of any Proposed Agreement as executed by the person making the proposal as soon as possible, following which the Purchaser has until the close of business in Vancouver, British Columbia on the third Business Day following receipt of such copy to consider matching or bettering the terms of the Proposed Agreement and during which time each member of the Vendor Group covenants to not enter into the Proposed Agreement. If the Purchaser agrees to amend this Agreement in the manner described above, each member of the Vendor Group covenants to not enter into the Proposed Agreement and shall agree to the amendments to this Agreement, and no fee shall be payable under Article 11 in respect of this Agreement. If the Purchaser does not agree to amend this Agreement in the manner described above, each member of the Vendor Group may enter into the Proposed Agreement and the fee contemplated by Article 11 shall be payable.

                                   ARTICLE 11
               AGREEMENT AS TO COMPENSATION AND OTHER ARRANGEMENTS

11.1     PURCHASER COMPENSATION

         If at any time after the execution of this Agreement:

         (a) a member of the Vendor Group completes the transactions contemplated by a Proposed Agreement with respect to a Superior Proposal whether or not such completion occurs during the Exclusivity Period; or

         (b)      this Agreement is terminated by the Purchaser pursuant to
                  Section 12.1(b) as a result of the non-fulfillment of any of the conditions in Sections 7.1(a) or (b) or pursuant to
                  Section 12.1(c);

(each of the above being a "Vendor Payment Event"), then the Vendor Group shall pay to the Purchaser $250,000 in immediately available funds to an account designated by the Purchaser within one business day after the first to occur of the events described above.

11.2     VENDOR COMPENSATION

         If at any time after execution of this Agreement, the Purchaser terminates this Agreement pursuant to Section 12.1(f), then the Purchaser shall pay the Vendor Group, as directed by the Vendor Group, $200,000 in immediately available funds to an account designated by the Vendor Group within one business day after such termination.

11.3     LIQUIDATED DAMAGES

         Each party acknowledges that the payments provided for in Sections 11.1 and 11.2 represent liquidated damages and are a genuine pre-estimate of the damages, including opportunity costs, which the party entitled to such payment will suffer or incur as a result of the event giving rise to such payment and resultant termination of this Agreement, and are not penalties. Each party irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive.

11.4     LIMITED REMEDY

         For greater certainty, each party agrees that the payment to which it is entitled pursuant to this Article 11 is the sole remedy in compensation or damages of such party for the events or circumstances giving rise to such payment. Nothing herein shall preclude a party from seeking injunctive relief to restrain any breach or threatened breach of the covenants or agreements set forth in this Agreement or the Confidentiality Agreement or otherwise to obtain specific performance of any of such act, covenants or agreements, without the necessity of posting bond or security in connection therewith.

                                   ARTICLE 12
                                   TERMINATION

12.1     TERMINATION

         This Agreement shall be terminated at the expiry of the Exclusivity Period if the transactions contemplated by this Agreement have not been completed. This Agreement may be terminated at any time prior to the expiry of the Exclusivity Period:

         (a)      by the mutual written consent of the parties hereto;

         (b)      by the Purchaser as provided in Section 7.1;

         (c) by the Purchaser upon the acceptance by a member of the Vendor Group of a Proposed Agreement with respect to a Superior Proposal;

         (d)      by the Vendor as provided in Section 7.2;

         (e) by the Vendor upon the acceptance by a member of the Vendor Group of a Proposed Agreement with respect to a Superior Proposal provided the payment contemplated by Section 11.1 has been made in full; and

         (f) by the Purchaser upon written notice to the Vendor where the circumstances contemplated by Sections 12.1(a), (b) or (c) do not apply.

         In the event of the termination of this Agreement in the circumstances set out in this Section 12.1, this Agreement shall forthwith become void and no party shall have any liability or further obligation to the other parties hereunder, except with respect to the obligations set forth in Article 11 and
Article 13 and in the immediately following sentence, which shall survive such termination. Nothing contained in this Section 12.1, including the payment of an amount under Article 11, shall, however, relieve or have the effect of resulting in relieving any party in any way from liability for damages incurred or suffered by a party as a result of a breach of this Agreement by a party acting in bad faith intended and designed to prevent the conditions precedent to this Agreement's completion from being satisfied.

                                   ARTICLE 13
                                  MISCELLANEOUS

13.1     CONFIDENTIALITY OF INFORMATION

         Both the Vendor and the Purchaser shall maintain the confidentiality of any information (the "Information") received from the other, directly or indirectly, in connection with the transactions contemplated by this Agreement, whether received before or after the date of this Agreement and not disclose such Information to any third party, directly or indirectly, in whole or in part, except as provided herein. The receiving party agrees to restrict disclosure of the disclosing party's Information to its employees, directors, legal advisors and accounting advisors (collectively, the "Personnel") who have a "need to know". The receiving party agrees to take precautions necessary and appropriate to guard the confidentiality of the disclosing party's Information, including informing Personnel who handle such Information that it is confidential and not to be disclosed to third parties. The receiving party agrees to only use the disclosing party's Information for the purpose of evaluating the transactions contemplated by this Agreement and, without limiting the generality of the foregoing, the receiving party will not use the disclosing party's information to solicit the disclosing party's customers. If the transactions contemplated herein are not consummated, the receiving party shall return to the disclosing party all copies of disclosing party's Information and destroy all memoranda, notes and other writings prepared by the receiving party or its Personnel based upon the disclosing party's Information.

         The provisions of this Section 13.1 shall not apply to any Information which:

         (a) the receiving party can establish by its records was known to the receiving party prior to disclosure by the disclosing party;

         (b) the receiving party can establish by its records was independently developed by the receiving party without breach of this Agreement;

         (c) now or hereafter comes into the public domain through no act or failure to act on the part of the receiving party;

         (d) is disclosed to the receiving party without restriction on disclosure by a third party who has the lawful right to make such disclosure to the receiving party;

         (e) is required to be disclosed by any law, rule or regulation of any court, stock exchange or other regulatory organization of competent jurisdiction, provided that the receiving party provides prompt prior written notice to the disclosing party of such required disclosure and of the action which is proposed to be taken in response. In such an event, and only after the receiving party shall have made a reasonable effort to obtain a protective order or other reliable assurance affording such information confidential treatment, the receiving party will only furnish that portion of the Information which it is required to disclose; or

         (f) the disclosing party has given its prior written permission to the receiving party to disclose, provided that the receiving party only disclose such information to those persons identified in such written permission.

The burden of establishing that any Information falls within one of the foregoing exceptions shall be the responsibility of the receiving party.

13.2     NON-SOLICITATION OF EMPLOYEES

         Each of the Vendor and the Purchaser hereby covenants and agrees that it will not, nor will it cause or allow any of its representatives or Affiliates to, from the date hereof to a date which is the earlier of (i) the Closing Date and (ii) 18 months from the date hereof, initiate, solicit, invite any discussions or negotiations for employment, or enter into any agreement for employment, with any person who is an employee of the other (or an employee of an Affiliate of the other) or was an employee of the other (or an employee of an Affiliate of the other) at any time from the date hereof to the earlier of (i) the Closing Date and (ii) the date upon which this Agreement is terminated pursuant to Section 12.1; provided, however, this restriction will not apply to any general advertising or general recruiting in the ordinary course of business.

13.3     NOTICES

         (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or similar means of recorded electronic communication or sent by registered mail, charges prepaid, addressed as follows:

                  (i)    if to the Vendor:
                         (address)               AMT Environmental Products Inc.
                                                 1569 Dempsey Road
                                                 North Vancouver, B.C.
                                                 V7X 1S8
                         Attention:              Gordon Ellis
                         Telecopier No.:         604-904-4105

                         with copy to:           Farris, Vaughan, Wills & Murphy
                         (address)               2600 - 700 West Georgia Street
                                                 Vancouver, B.C.
                                                 V7Y 1B3
                         Attention:              Cameron G. Belsher
                         Telecopier No.:         604-661-9349

                  (ii)   If to the Purchaser:
                         (address)               Chemcraft Holdings Corporation
                                                 3950 New Walkertown Road
                                                 Winston-Salem, N.C. 27105
                         Attention:              David Rogers
                         Telecopier No.:         336-724-7138

                         with copy to:           Borden Ladner Gervais LLP
                         (address)               Scotia Plaza
                                                 40 King Street West
                                                 Toronto, Ontario  M4H 3Y4
                         Attention:              Linda Bertoldi
                         Telecopier No.:         416-361-7383

         (b) Any such notice or other communication shall be deemed to have been given and received on the day on which it was delivered or transmitted (or, if such day is not a Business Day, on the next following Business Day) or, if mailed, on the third Business Day following the date of mailing; provided, however, that if at the time of mailing or within three Business Days thereafter there is or occurs a labour dispute or other event that might reasonably be expected to disrupt the delivery of documents by mail, any notice or other communication hereunder shall be delivered or transmitted by means of recorded electronic communication as aforesaid.

         (c) Any party may at any time change its address for service from time to time by giving notice to the other parties in accordance with this Section 13.3.

13.4     CONSULTATION

         The parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by any applicable law or regulatory requirement, neither the Vendor nor the Purchaser shall issue any such press release or make any such public announcement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

13.5     DISCLOSURE

         Prior to any public announcement of the transaction contemplated hereby pursuant to Section 13.4, neither party shall disclose this Agreement or any aspect of such transaction except to its board of directors, its senior management, its legal, accounting, financial or other professional advisors, any financial institution contacted by it with respect to any financing required in connection with such transaction and counsel to such institution, or as may be required by any applicable law or any Governmental or Regulatory Authority or stock exchange having jurisdiction.

13.6     ASSIGNMENT BY PURCHASER

         The Purchaser may assign its rights under this Agreement in whole or in part to any other person; provided, however, that any such assignment shall not relieve the Purchaser from any of its obligations hereunder.

13.7     COMMERCIALLY REASONABLE EFFORT

         The parties acknowledge and agree that, for all purposes of this Agreement, an obligation on the part of any party to use commercially reasonable efforts to obtain any waiver, consent, approval, permit, licence or other document shall not require such party to make any payment to any person for the purpose of procuring the same, other than payments for amounts due and payable to such person, payments for incidental expenses incurred by such person and payments required by any applicable law or regulation.

13.8     VENDOR PARENT AND PAC LIMITATION

         Vendor Parent and PAC are only a party to this Agreement for the purposes of Articles 10 and 11, Subsection 6.4(h) and Section 6.11.

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                                     - 49 -


13.9     COUNTERPARTS

         This Agreement may be executed in counterparts and delivered by facsimile, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF this Agreement has been executed by the parties.

                                     AMT ENVIRONMENTAL PRODUCTS INC.

                                     BY:     /s/ Gordon Ellis
                                             -----------------------------------
                                     Name:   Gordon Ellis
                                     Title:  President


                                     ALTERNATIVE MATERIALS TECHNOLOGY

                                     BY:     /s/ William Maligie
                                             -----------------------------------
                                     Name:   William Maligie
                                     Title:  President


                                     POLYMER SOLUTIONS, INC.

                                     BY:     /s/ E. Laughlin Flanagan
                                             -----------------------------------
                                     Name:   E. Laughlin Flanagan
                                     Title:  Chief Executive Officer & President


                                     PSI ACQUISITIONS CORP.

                                     BY:     /s/ Gordon Ellis
                                             -----------------------------------
                                     Name:   Gordon Ellis
                                     Title:  President


                                     CHEMCRAFT HOLDINGS CORPORATION

                                     BY:     /s/ David Rogers
                                             -----------------------------------
                                     Name:   David Rogers
                                     Title:  President

                                   SCHEDULE 1

                          AUDITED FINANCIAL STATEMENTS

                                   SCHEDULE 2

                          INTERIM FINANCIAL STATEMENTS

                                   SCHEDULE 3

                       CORPORATION'S FINANCIAL STATEMENTS